AGREEMENT AND PLAN OF MERGER



                             Dated as of April 20, 1995,



                                       Between





                              CRIMSON ACQUISITION CORP.



                                         And



                                    BRUNO'S, INC.





































                                   TABLE OF CONTENTS                   Page

                                       ARTICLE I

                                       The Merger . . . . . . . . . . .   3

            SECTION 1.01.  The Merger . . . . . . . . . . . . . . . . .   3

            SECTION 1.02.  Closing  . . . . . . . . . . . . . . . . . .   3

            SECTION 1.03.  Effective Time of the Merger . . . . . . . .   3

            SECTION 1.04.  Effects of the Merger  . . . . . . . . . . .   4

            SECTION 1.05.  Articles of Incorporation; By-Laws;
                 Purposes . . . . . . . . . . . . . . . . . . . . . . .   4

            SECTION 1.06.  Directors  . . . . . . . . . . . . . . . . .   4

            SECTION 1.07.  Officers . . . . . . . . . . . . . . . . . .   5

                                       ARTICLE II

                    Effect of the Merger on the Capital Stock of the
                                Constituent Corporations  . . . . . . .   5

            SECTION 2.01.  Effect on Capital Stock  . . . . . . . . . .   5

            SECTION 2.02.  Company Common Stock Elections . . . . . . .   8

            SECTION 2.03.  Proration  . . . . . . . . . . . . . . . . .  11

            SECTION 2.04.  Stock Plans  . . . . . . . . . . . . . . . .  13

            SECTION 2.05.  Exchange of Certificates . . . . . . . . . .  15

                                      ARTICLE III

                             Representations and Warranties . . . . . .  20

            SECTION 3.01.  Representations and Warranties of the
                 Company  . . . . . . . . . . . . . . . . . . . . . . .  20

            SECTION 3.02.  Representations and Warranties of Newco  . .  57

            SECTION 3.03.  Agreement to Deliver Article III Disclosure
                 Schedules  . . . . . . . . . . . . . . . . . . . . . .  60

                                       ARTICLE IV

               Covenants Relating to Conduct of Business Prior to Merger 61

            SECTION 4.01.  Conduct of Business of the Company . . . . .  61

                                                                       Page
                                ARTICLE V
                                 Additional Agreements  . . . . . . . .  67

            SECTION 5.01.  Preparation of Form S-4 and Proxy
                 Statement; Stockholder Meeting . . . . . . . . . . . .  67

            SECTION 5.02.  Access to Information; Confidentiality . . .  69

            SECTION 5.03.  Best Efforts . . . . . . . . . . . . . . . .  71

            SECTION 5.04.  Benefit Matters  . . . . . . . . . . . . . .  75

            SECTION 5.05.  Indemnification  . . . . . . . . . . . . . .  77

            SECTION 5.06.  Public Announcements . . . . . . . . . . . .  79

            SECTION 5.07.  Affiliates . . . . . . . . . . . . . . . . .  80

            SECTION 5.08.  No Solicitation. . . . . . . . . . . . . . .  80

            SECTION 5.09.  Resignation of Directors . . . . . . . . . .  82

            SECTION 5.10.  Certain Agreements . . . . . . . . . . . . .  83

            SECTION 5.11.  Stop Transfer  . . . . . . . . . . . . . . .  83
                 SECTION 5.12.  Golf Tournament . . . . . . . . . . . .  83

                                       ARTICLE VI
                                  Conditions Precedent  . . . . . . . .  84

            SECTION 6.01.  Conditions to Each Party's Obligation To
                 Effect the Merger  . . . . . . . . . . . . . . . . . .  84

            SECTION 6.02.  Conditions to Obligations of Newco . . . . .  85

            SECTION 6.03.  Conditions to Obligation of the Company  . .  88

                                      ARTICLE VII
                           Termination, Amendment and Waiver  . . . . .  89

            SECTION 7.01.  Termination  . . . . . . . . . . . . . . . .  89

            SECTION 7.02.  Effect of Termination  . . . . . . . . . . .  92

            SECTION 7.03.  Amendment  . . . . . . . . . . . . . . . . .  92

            SECTION 7.04.  Extension; Waiver  . . . . . . . . . . . . .  92

            SECTION 7.05.  Procedure for Termination, Amendment,
                 Extension or Waiver  . . . . . . . . . . . . . . . . .  93

                                                                       Page
                                    ARTICLE VIII
                                   General Provisions . . . . . . . . .  93

            SECTION 8.01.  Nonsurvival of Representations and
                 Warranties . . . . . . . . . . . . . . . . . . . . . .  93

            SECTION 8.02.  Fees and Expenses  . . . . . . . . . . . . .  93

            SECTION 8.03.  Notices  . . . . . . . . . . . . . . . . . .  97

            SECTION 8.04.  Definitions  . . . . . . . . . . . . . . . .  98

            SECTION 8.05.  Interpretation . . . . . . . . . . . . . . .  99

            SECTION 8.06.  Counterparts . . . . . . . . . . . . . . . .  99

            SECTION 8.07.  Entire Agreement; No Third-Party
                 Beneficiaries  . . . . . . . . . . . . . . . . . . . . 100

            SECTION 8.08.  GOVERNING LAW  . . . . . . . . . . . . . . . 100

            SECTION 8.09.  Assignment . . . . . . . . . . . . . . . . . 100

            SECTION 8.10.  Enforcement  . . . . . . . . . . . . . . . . 100



            SCHEDULES

            Disclosure Schedule


            EXHIBIT

            Exhibit A      Amendments to Articles of Incorporation of
                             the Company
            Exhibit B      Form of Affiliate Letter

            AGREEMENT AND PLAN OF MERGER dated as of April 20, 1995 between CRIMSON ACQUISITION CORP., an Alabama corporation ("Newco"), and BRUNO'S, INC., an Alabama corporation (the "Company").

                 WHEREAS, the respective Boards of Directors of the

          Company and Newco have determined that the merger of Newco with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, would be fair and in the best interests of their respective stockholders, and such

          Boards of Directors have approved such Merger, pursuant to which each share of common stock, par value $.01 per share, of the

          Company ("Company Common Stock") issued and outstanding

          immediately prior to the Effective Time of the Merger (as defined in Section 1.03) will be converted into either (A) the right to retain at the election of the holder thereof and subject to the terms hereof, common stock, par value $.01 per share, of the

          Company or (B) the right to receive cash, other than (a) shares of Company Common Stock owned, directly or indirectly, by the

          Company or any subsidiary (as defined in Section 8.04) of the

          Company or by Parent, Newco or any subsidiary of Parent and (b)

          Dissenting Shares (as defined in Section 2.01(e));

                 WHEREAS, the Merger and this Agreement require the vote

          of two-thirds of the shares of the Company Common Stock for the approval thereof (the "Company Stockholder Approval");

                 WHEREAS, Newco is a wholly owned subsidiary of BI

          Associates L.P. ("Parent");

                 WHEREAS, Newco is unwilling to enter into this Agreement

          unless, contemporaneously with the execution and delivery of this

          Agreement, (i) the Company grants to Newco (or its designee) an option (the "Option") to purchase up to 15,541,570 shares of

          Company Common Stock (subject to adjustment) pursuant to the

          Stock Option Agreement, dated as of the date hereof (the "Option

          Agreement"), between Newco and the Company and (ii) certain beneficial and record stockholders of the Company enter into agreements (collectively, the "Stockholders Agreement") providing for certain actions relating to the transactions contemplated by this Agreement; and in order to induce Newco to enter into this

          Agreement, the Company has (a) agreed to grant Newco (or its designee) the Option and to enter into, execute and deliver the

          Option Agreement and (b) approved the entering into by Newco and such stockholders of the Stockholders Agreement, and such

          stockholders have agreed to enter into, execute and deliver the

          Stockholders Agreement;

                 WHEREAS, Newco and the Company desire to make certain

          representations, warranties, covenants and agreements in

          connection with the Merger and also to prescribe various

          conditions to the Merger; and

                 WHEREAS, it is intended that the Merger be recorded as a

          recapitalization for financial reporting purposes.

                 NOW, THEREFORE, in consideration of the representations,

          warranties, covenants and agreements contained in this Agreement,

          the parties agree as follows:

                                      ARTICLE I

                                      The Merger

                 SECTION 1.01.  The Merger.  Upon the terms and subject to

          the conditions set forth in this Agreement, and in accordance with the Alabama Business Corporation Act (the "ABCA"), Newco

          shall be merged with and into the Company at the Effective Time of the Merger.  Upon the Effective Time of the Merger, the

          separate existence of Newco shall cease, and the Company shall continue as the surviving corporation and shall continue under the name "Bruno's, Inc."

                 SECTION 1.02.  Closing.  Unless this Agreement shall have

          been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 7.01 and subject to the satisfaction or waiver of the conditions set forth in Article VI,

          the closing of the Merger (the "Closing") will take place at

          10:00 a.m. on the second business day after satisfaction of the conditions set forth in Section 6.01 (or as soon as practicable thereafter following satisfaction or waiver of the conditions set forth in Sections 6.02 and 6.03) (the "Closing Date"), at the

          offices of Simpson Thacher & Bartlett, 425 Lexington Avenue,

          New York, New York 10017, unless another date, time or place is agreed to in writing by the parties hereto.

                 SECTION 1.03.  Effective Time of the Merger.  As soon as

          practicable following the satisfaction or waiver of the

          conditions set forth in Article VI, the parties shall file articles of merger or other appropriate documents (in any such case, the "Articles of Merger") executed in accordance with the relevant provisions of the ABCA and shall make all other filings or recordings required under the ABCA.  The Merger shall become effective at such time as the Articles of Merger are duly filed with the Secretary of State of the State of Alabama, or at such other time as is permissible in accordance with the ABCA and as

          Newco and the Company shall agree should be specified in the

          Articles of Merger (the time the Merger becomes effective being the "Effective Time of the Merger").

                 SECTION 1.04.  Effects of the Merger.  The Merger shall

          have the effects set forth in Section 10-2B-11.06 of the ABCA (or any successor provision).

                 SECTION 1.05.  Articles of Incorporation; By-Laws;

          Purposes.  (a)  The Articles of Incorporation of the Company, as

          in effect immediately prior to the Effective Time of the Merger,

          shall be amended so as to read in its entirety in the form set forth as Exhibit A hereto, and, as so amended, until thereafter further amended as provided therein and under the ABCA, it shall be the articles of incorporation of the Company following the

          Merger.

                 (b)  The By-laws of Newco as in effect at the Effective

          Time of the Merger shall be the By-laws of the Company following the Merger until thereafter changed or amended as provided therein or by applicable law.

                 SECTION 1.06.  Directors.  The directors of Newco at the

          Effective Time of the Merger shall be the directors of the

          Company following the Merger, until the earlier of their

          resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                 SECTION 1.07.  Officers.  The officers of Newco at the

          Effective Time of the Merger shall be the officers of the Company following the Merger, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                      ARTICLE II
                   Effect of the Merger on the Capital Stock of the
                               Constituent Corporations

                 SECTION 2.01.  Effect on Capital Stock.  As of the

          Effective Time of the Merger, by virtue of the Merger and without any action on the part of the holder of any shares of Company

          Common Stock or any shares of capital stock of Newco:

                 (a)  Common Stock of Newco.  Each share of common stock

            of Newco issued and outstanding immediately prior to the

            Effective Time of the Merger shall be converted into a number of shares of the common stock, par value $.01 per share, of the Company following the Merger equal to the quotient of (i)

            21,600,000 divided by (ii) the number of shares of common

            stock of Newco outstanding immediately prior to the Effective

            Time of the Merger.

                 (b)  Cancellation of Treasury Stock and Parent-Owned

            Company Common Stock.  Each share of Company Common Stock that is owned by the Company or by any subsidiary of the Company,

            and each share of Company Common Stock that is owned by

            Parent, Newco or any subsidiary of Parent shall automatically be cancelled and retired and shall cease to exist, and no

            cash, Company Common Stock or other consideration shall be delivered or deliverable in exchange therefor.

                 (c)  Conversion (or Retention) of Company Common Stock.

            Except as otherwise provided herein and subject to Section

            2.03, each issued and outstanding share of Company Common

            Stock shall be converted into the following (the "Merger

            Consideration"):

                      (i)  for each such share of Company Common Stock

                 with respect to which an election to retain Company

                 Common Stock has been effectively made and not revoked or

                 lost, pursuant to Sections 2.02(c), (d) and (e)

                 ("Electing Shares"), the right to retain one fully paid

                 and nonassessable share of Company Common Stock (a

                 "Non-Cash Election Share"); and

                     (ii)  for each such share of Company Common Stock

                 (other than Electing Shares), the right to receive in

                 cash from the Company following the Merger an amount

                 equal to $12.50 (the "Cash Election Price").

                 (d)  Dissenting Shares.  Notwithstanding anything in this

            Agreement to the contrary, shares of Company Common Stock

            issued and outstanding immediately prior to the Effective Time of the Merger held by a holder (if any) who has the right to demand payment for and an appraisal of such shares in

            accordance with Article 13 of the ABCA (or any successor

            provision) ("Dissenting Shares") shall not be converted into a right to receive Merger Consideration or any cash in lieu of fractional shares of Common Stock unless such holder fails to perfect or otherwise loses such holder's right to such payment or appraisal, if any.  If, after the Effective Time of the

            Merger, such holder fails to perfect or loses any such right to appraisal, each such share of such holder shall be treated as a share (other than an Electing Share) that had been

            converted as of the Effective Time of the Merger into the

            right to receive Merger Consideration in accordance with this

            Section 2.01.  The Company shall give prompt notice to Newco of any demands received by the Company for appraisal of shares of Company Common Stock, and Newco shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Newco, make any payment with respect to, or settle or offer to settle, any such demands.

                 (e)  Cancellation and Retirement of Company Common Stock.

            As of the Effective Time of the Merger, all shares of Company

            Common Stock (other than shares referred to in Section 2.01(b)

            and 2.01(c)(i)) issued and outstanding immediately prior to the Effective Time of the Merger, shall no longer be

            outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall, to the extent such certificate represents such shares, cease to have any rights with respect thereto, except the right to

            receive cash, including cash in lieu of fractional shares of

            Company Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with

            Section 2.05.

                 SECTION 2.02.  Company Common Stock Elections.  (a)  Each

          person who, on or prior to the Election Date referred to in (c)

          below, is a record holder of shares of Company Common Stock will be entitled, with respect to all or any portion of his shares, to make an unconditional election (a "Non-Cash Election") on or prior to such Election Date to retain Non-Cash Election Shares,

          on the basis hereinafter set forth.

                 (b)  Prior to the mailing of the Proxy Statement (as

          defined in Section 3.01(d)), Newco shall appoint a bank or trust company to act as exchange agent (the "Exchange Agent") for the payment of the Merger Consideration.

                 (c)  Newco shall prepare and mail a form of election,

          which form shall be subject to the reasonable approval of the

          Company (the "Form of Election"), with the Proxy Statement to the record holders of Company Common Stock as of the record date for the Stockholders Meeting (as defined in Section 5.01(c)), which

          Form of Election shall be used by each record holder of shares of

          Company Common Stock who wishes to elect to retain Non-Cash

          Election Shares for any or all shares of Company Common Stock held, subject to the provisions of Section 2.03 hereof, by such holder.  The Company will use its best efforts to make the Form of Election and the Proxy Statement available to all persons who become holders of Company Common Stock during the period between such record date and the Election Date referred to below.  Any such holder's election to retain Non-Cash Election Shares shall have been properly made only if the Exchange Agent shall have received at its designated office, by 5:00 p.m., New York City time on the business day (the "Election Date") next preceding the date of the Stockholders Meeting, a Form of Election properly completed and signed and accompanied by certificates for the shares of Company Common Stock to which such Form of Election relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of the Company (or by an appropriate guarantee of delivery of such certificates as set forth in such

          Form of Election from a firm which is a member of a registered national securities exchange or of the National Association of

          Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, provided such certificates are in fact delivered to the Exchange Agent within five NASDAQ trading days after the date of execution of such guarantee of delivery).

                 (d)  Any Form of Election may be revoked by the

          stockholder submitting it to the Exchange Agent only by written notice received by the Exchange Agent (i) prior to 5:00 p.m,

          New York City time on the Election Date or (ii) after the date of the Proxy Statement, if (and to the extent that) the Exchange

          Agent is legally required to permit revocations and the Effective

          Time of the Merger shall not have occurred prior to such date.

          In addition, all Forms of Election shall automatically be revoked if the Exchange Agent is notified in writing by Newco and the

          Company that the Merger has been abandoned.  If a Form of

          Election is revoked, the certificate or certificates (or

          guarantees of delivery, as appropriate) for the shares of Company

          Common Stock to which such Form of Election relates shall be promptly returned to the stockholder submitting the same to the

          Exchange Agent.

                 (e)  The determination of the Exchange Agent shall be

          binding whether or not elections to retain Non-Cash Election

          Shares have been properly made or revoked pursuant to this

          Section 2.02 with respect to shares of Company Common Stock and when elections and revocations were received by it.  If the

          Exchange Agent determines that any election to retain Non-Cash

          Election Shares was not properly made with respect to shares of

          Company Common Stock, such shares shall be treated by the

          Exchange Agent as shares which were not Electing Shares at the

          Effective Time of the Merger, and such shares shall be exchanged in the Merger for cash pursuant to Section 2.01(c)(ii).  The

          Exchange Agent shall also make all computations as to the allocation and the proration contemplated by Section 2.03, and any such computation shall be conclusive and binding on the holders of shares of Company Common Stock.  The Exchange Agent may, with the mutual agreement of Newco and the Company, make such rules as are consistent with this Section 2.02 for the implementation of the elections provided for herein as shall be necessary or desirable fully to effect such elections.

                 SECTION 2.03.  Proration.

                 (a)  Notwithstanding anything in this Agreement to the

          contrary, the aggregate number of shares of Company Common Stock to be converted into the right to retain Company Common Stock at the Effective Time of the Merger (the "Non-Cash Election Number")

          shall be equal to (i) 2,413,000 (excluding for this purpose any shares of Company Common Stock to be cancelled pursuant to

          Section 2.01(b)) plus (ii) a number of shares equal to the number of record holders of Company Common Stock immediately prior to the Effective Time of the Merger.

                 (b)  If the number of Electing Shares exceeds the

          Non-Cash Election Number, then each Electing Share shall be converted into the right to retain Non-Cash Election Shares or receive cash in accordance with the terms of Section 2.01(c) in the following manner:

                 (i)  A proration factor (the "Non-Cash Proration Factor")

            shall be determined by dividing the Non-Cash Election Number by the total number of Electing Shares.

                (ii)  The number of Electing Shares covered by each

            Non-Cash Election to be converted into the right to retain

            Non-Cash Election Shares shall be determined by multiplying the Non-Cash Proration Factor by the total number of Electing

            Shares covered by such Non-Cash Election.

               (iii)  All Electing Shares, other than those shares

            converted into the right to receive Non-Cash Election Shares in accordance with Section 2.03(b)(ii), shall be converted into cash (on a consistent basis among shareholders who made the election referred to in Section 2.01(c)(i), pro rata to the number of shares as to which they made such election) as if such shares were not Electing Shares in accordance with the terms of Section 2.01(c)(ii).

                 (c)  If the number of Electing Shares is less than the

          Non-Cash Election Number, then:

                 (i)  all Electing Shares shall be converted into the

            right to retain Company Common Stock in accordance with the terms of Section 2.01(c)(i);

                (ii)  additional shares of Company Common Stock other than

            Electing Shares shall be converted into the right to retain

            Non-Cash Election Shares in accordance with the terms of

            2.01(c) in the following manner:

                      (1)  a proration factor (the "Cash Proration

                 Factor") shall be determined by dividing (x) the

                 difference between the Non-Cash Election Number and the

                 number of Electing Shares, by (y) the total number of

                 shares of Company Common Stock other than Electing

                 Shares; and

                      (2)  the number of shares of Company Common Stock in

                 addition to Electing Shares to be converted into the

                 right to retain Non-Cash Election Shares shall be

                 determined by multiplying the Cash Proration Factor by the total number of shares other than Electing Shares;

                 and

               (iii)  subject to Section 2.01(d), shares of Company Common

            Stock subject to clause (ii) of this paragraph (c) shall be converted into the right to retain Non-Cash Election Shares in accordance with Section 2.01(c)(i) (on a consistent basis

            among shareholders who held shares of Company Common Stock as to which they did not make the election referred to in Section

            2.01(c)(i), pro rata to the number of shares as to which they did not make such election).

                 SECTION 2.04.  Stock Plans.  (a)  As soon as practicable

          following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee administering the

          Stock Plans (as defined below)) shall adopt such resolutions or take such other actions as may be required to effect the

          following:

                 (i)  cause written notification of the Merger to be given

            to each holder of a Company Stock Option (as defined below) by the Board of Directors as provided in the Stock Plans (as

            defined below) to the effect that each such holder of a

            Company Stock Option (as defined below) may exercise such

            Company Stock Option no later than thirty days from the date of such notification (the "Exercise Period"), it being

            understood that (x) with respect to any person, unless

            exercised within the Exercise Period (or cancelled in exchange for a cash payment pursuant to clause (y) of paragraph (ii)

            below) each Company Stock Option shall expire at the end of the Exercise Period and (y) with respect to any person subject to Section 16(a) of the Securities Exchange Act of 1934

            ("Exchange Act"), no such person shall be entitled to a cash payment in the manner described in clause (y) of paragraph

            (ii) below; and

                (ii)  adjust the terms of all outstanding employee or

            director stock options to purchase shares of Company Common

            Stock ("Company Stock Options") granted under any stock option or stock purchase plan, program or arrangement of the Company,

            including without limitation, the Employee Incentive Stock

            Option Plan, the Second Amended and Restated Employee Stock

            Option Plan and the Non-Employee Director Stock Option Plan

            (collectively, the "Stock Plans"), to provide that, at the

            Effective Time of the Merger (x) each Company Stock Option outstanding immediately prior to the Effective Time of the

            Merger shall vest as a consequence of the Merger and (y) with respect to any person not subject to Section 16(a) of the

            Securities Exchange Act of 1934 ("Exchange Act"), each Company

            Stock Option having an exercise price of less than $12.50,

            shall be cancelled in exchange for a payment from the Company after the Merger (subject to any applicable withholding taxes)

            equal to the product of (1) the total number of shares of

            Company Common Stock subject to such Company Stock Option and

            (2) the excess of $12.50 over the exercise price per share of

            Company Common Stock subject to such Company Stock Option,

            payable in cash immediately following the Effective Time of the Merger;

               (iii)  except as provided herein or as otherwise agreed to by the parties, the Stock Plans and any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any subsidiary shall terminate as of the Effective Time of the

            Merger, and the Company shall ensure that following the

            Effective Time of the Merger no holder of a Company Stock

            Option nor any participant in any Stock Plan shall have any right thereunder to acquire equity securities of the Company following the Merger.

                 (b)  The Company hereby represents and warrants that upon

          taking of the actions specified above, immediately following the

          Effective Time of the Merger no holder of a Company Stock Option nor any participant in any Stock Plan shall have the right thereunder to acquire equity securities of the Company after the

          Merger.

                 SECTION 2.05.  Exchange of Certificates.  (a)  Exchange

          Agent.  As soon as reasonably practicable as of or after the

          Effective Time of the Merger, the Company shall deposit with the

          Exchange Agent, for the benefit of the holders of shares of

          Company Common Stock, for exchange in accordance with this

          Article II, the cash portion of Merger Consideration.

                 (b)  Exchange Procedures.  As soon as practicable after

          the Effective Time of the Merger, each holder of an outstanding certificate or certificates which prior thereto represented shares of Company Common Stock shall, upon surrender to the

          Exchange Agent of such certificate or certificates and acceptance thereof by the Exchange Agent, be entitled to a certificate or certificates representing the number of full shares of Company

          Common Stock, if any, to be retained by the holder thereof pursuant to this Agreement and the amount of cash, if any, into which the number of shares of Company Common Stock previously represented by such certificate or certificates surrendered shall have been converted pursuant to this Agreement. The Exchange

          Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices.  After the Effective Time of the Merger,

          there shall be no further transfer on the records of the Company or its transfer agent of certificates representing shares of

          Company Common Stock which have been converted, in whole or in part, pursuant to this Agreement into the right to receive cash,

          and if such certificates are presented to the Company for

          transfer, they shall be cancelled against delivery of cash and,

          if appropriate, certificates for retained Company Common Stock.

          If any certificate for such retained Company Common Stock is to be issued in, or if cash is to be remitted to, a name other than that in which the certificate for Company Common Stock

          surrendered for exchange is registered, it shall be a condition of such exchange that the certificate so surrendered shall be properly endorsed, with signature guaranteed, or otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Company or its transfer agent any transfer or other taxes required by reason of the issuance of certificates for such retained Company Common Stock in a name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of the Company or its transfer agent that such tax has been paid or is not

          applicable.  Until surrendered as contemplated by this Section

          2.05(b), each certificate for shares of Company Common Stock shall be deemed at any time after the Effective Time of the

          Merger to represent only the right to receive upon such surrender the Merger Consideration as contemplated by Section 2.01. No interest will be paid or will accrue on any cash payable as

          Merger Consideration or in lieu of any fractional shares of retained Company Common Stock.

                 (c)  Distributions with Respect to Unexchanged Shares.

          No dividends or other distributions with respect to retained

          Company Common Stock with a record date after the Effective Time of the Merger shall be paid to the holder of any unsurrendered certificate for shares of Company Common Stock with respect to the shares of retained Company Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.05(e) until the surrender of such certificate in accordance with this Article II.  Subject to the effect of applicable laws, following surrender of any such certificate, there shall be paid to the holder of the certificate representing whole shares of retained Company Common Stock issued in connection therewith, without interest, (i) at the time of such surrender or as promptly after the sale of the Excess Shares

          (as defined in Section 2.05(e)) as practicable, the amount of any cash payable in lieu of a fractional share of retained Company

          Common Stock to which such holder is entitled pursuant to Section

          2.05(e) and the proportionate amount of dividends or other distributions with a record date after the Effective Time of the

          Merger theretofore paid with respect to such whole shares of retained Company Common Stock, and (ii) at the appropriate payment date, the proportionate amount of dividends or other distributions with a record date after the Effective Time of the

          Merger but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of retained Company Common Stock.

                 (d)  No Further Ownership Rights in Company Common Stock

          Exchanged For Cash.  All cash paid upon the surrender for

          exchange of certificates representing shares of Company Common

          Stock in accordance with the terms of this Article II (including any cash paid pursuant to Section 2.05(e)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Company Common Stock exchanged for cash theretofore represented by such certificates.

                 (e)  No Fractional Shares.  (i)  No certificates or scrip

          representing fractional shares of retained Company Common Stock shall be issued in connection with the Merger, and such

          fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of the Company after the

          Merger; and

                 (ii)  Notwithstanding any other provision of this

          Agreement, each holder of shares of Company Common Stock

          exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of retained Company

          Common Stock (after taking into account all shares of Company

          Common Stock delivered by such holder) shall receive, in lieu thereof, a cash payment (without interest) representing such holder's proportionate interest in the net proceeds from the sale by the Exchange Agent (following the deduction of applicable transaction costs), on behalf of all such holders, of the shares

          (the "Excess Shares") of retained Company Common Stock

          representing such fractions.  Such sale shall be made as soon as practicable after the Effective Time of the Merger.

                 (f)  Termination of Exchange Fund.  Any portion of the

          Merger Consideration deposited with the Exchange Agent pursuant to this Section 2.05 (the "Exchange Fund") which remains

          undistributed to the holders of the certificates representing shares of Company Common Stock for six months after the Effective

          Time of the Merger shall be delivered to the Company, upon demand, and any holders of shares of Company Common Stock prior to the Merger who have not theretofore complied with this Article

          II shall thereafter look only to the Company and only as general creditors thereof for payment of their claim for cash, if any,

          retained Company Common Stock, if any, any cash in lieu of fractional shares of retained Company Common Stock and any dividends or distributions with respect to retained Company

          Common Stock to which such holders may be entitled.

                 (g)  No Liability.  None of Newco or the Company or the

          Exchange Agent shall be liable to any person in respect of any shares of retained Company Common Stock (or dividends or

          distributions with respect thereto) or cash from the Exchange

          Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.  If any certificates representing shares of Company Common Stock shall not have been surrendered prior to one year after the Effective Time of the

          Merger (or immediately prior to such earlier date on which any cash, if any, any cash in lieu of fractional shares of retained

          Company Common Stock or any dividends or distributions with respect to retained Company Common Stock in respect of such certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.01(d))), any such cash, dividends or distributions in respect of such certificate shall, to the extent permitted by applicable law,

          become the property of the Company, free and clear of all claims or interest of any person previously entitled thereto.

                 (h)  Investment of Exchange Fund.  The Exchange Agent

          shall invest any cash included in the Exchange Fund, as directed by the Company, on a daily basis.  Any interest and other income resulting from such investments shall be paid to the Company.

                                     ARTICLE III

                            Representations and Warranties

                 SECTION 3.01.  Representations and Warranties of the

          Company.  The Company represents and warrants to Newco as

          follows:

                 (a)  Organization, Standing and Corporate Power.  Each of

            the Company and each of its Subsidiaries (as defined in

            Section 3.01(b)) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and

            authority to carry on its business as now being conducted.

            Each of the Company and each of its Subsidiaries is duly

            qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such

            qualification or licensing necessary, other than in such

            jurisdictions where the failure to be so qualified or licensed

            (individually or in the aggregate) would not have a Material

            Adverse Effect (as defined in Section 8.04) with respect to the Company.  Attached as Section 3.01(a) of the disclosure schedule ("Disclosure Schedule") delivered to Newco by the

            Company at the time of execution of this Agreement are complete and correct copies of the Articles of Incorporation,

            as amended, and By-laws, as amended, of the Company.  The

            Company has delivered to Newco complete and correct copies of the articles of incorporation (or other organizational

            documents) and by-laws of each of its Subsidiaries, in each case as amended to the date of this Agreement.

                 (b)  Subsidiaries.  The only direct or indirect

            subsidiaries of the Company (other than subsidiaries of the

            Company that would not constitute in the aggregate a

            "Significant Subsidiary" within the meaning of Rule 1-02 of

            Regulation S-X of the Securities and Exchange Commission (the

            "SEC")) are those listed in Section 3.01(b) of the Disclosure

            Schedule (the "Subsidiaries").  All the outstanding shares of capital stock of each such Subsidiary have been validly issued and are fully paid and nonassessable and are owned (of record and beneficially) by the Company, by another Subsidiary

            (wholly owned) of the Company or by the Company and another such Subsidiary (wholly owned), free and clear of all pledges,

            claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens").  Except for the ownership interests set forth in Section 3.01(b) of the Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, business association, joint

            venture or other entity.

                 (c)  Capital Structure.  The authorized capital stock of

            the Company consists of (i) 200,000,000 shares of Company

            Common Stock, par value $.01 per share, and (ii) no shares of preferred stock. Subject to any Permitted Changes (as defined in Section 4.01(a)(ii)) there are: (i) 78,098,341 shares of

            Company Common Stock issued and outstanding (including shares held in the treasury of the Company); (ii) 595,000 shares of

            Company Common Stock held in the treasury of the Company;

            (iii) 3,689,817 shares of Company Common Stock reserved for issuance upon exercise of authorized but unissued Company

            Stock Options pursuant to the Stock Plans; (iv) 1,242,917

            shares of Company Common Stock issuable upon exercise of

            outstanding Company Stock Options (with an average exercise price of $8.36); and (v) 15,541,570 shares of Company Common

            Stock reserved for issuance upon exercise of the Option.

            Except as set forth above, no shares of capital stock or other equity securities of the Company are issued, reserved for

            issuance or outstanding.  All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the Stock Plans will be, when issued, duly

            authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.  There are no outstanding bonds, debentures, notes or other indebtedness or other

            securities of the Company having the right to vote (or

            convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the

            Company may vote.  Except as set forth above and except for the Option, there are no outstanding securities, options,

            warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its subsidiaries is a party or by which any of them is bound

            obligating the Company or any of its subsidiaries to issue,

            deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of the Company or of any of its subsidiaries or obligating the Company or any of its subsidiaries to issue,

            grant, extend or enter into any such security, option,

            warrant, call, right, commitment, agreement, arrangement or undertaking.  The only outstanding indebtedness for borrowed money of the Company and its subsidiaries is (i) $100 million in principal amount of 6.62% Series A Senior Notes Due

            September 15, 2003 (the "Series A Senior Notes") issued

            pursuant to the Note Purchase Agreement, dated as of

            September 1, 1993 (the "Note Purchase Agreement"), (ii) $100

            million in aggregate principal amount of 7.09% of Series B

            Senior Notes Due September 15, 2008 (the "Series B Senior

            Notes," and together with the Series A Senior Notes, the

            "Senior Notes") issued pursuant to the Note Purchase

            Agreement, (iii) $19.7 million of capitalized leases as of

            December 31, 1994 disclosed in Section 3.01(c) of the

            Disclosure Schedule and (iv) other indebtedness not exceeding

            $2 million.  Other than the Senior Notes and any loans and other extensions of credit under the Credit Agreement dated as of August 28, 1992 among the Company, Wachovia Bank of

            Georgia, N.A. and the banks parties thereto (the "Credit

            Agreement"), each of which is prepayable in full in accordance with its terms, no indebtedness for borrowed money of the

            Company or its subsidiaries contains any restriction upon the incurrence of indebtedness for borrowed money by the Company or any of its subsidiaries or restricts the ability of the

            Company or any of its subsidiaries to grant any Liens on its properties or assets. Other than the Company Stock Options, the Option and the Stockholders Agreement and other than as disclosed in Section 3.01(c) of the Disclosure Schedule, (i)

            there are no outstanding contractual obligations, commitments,

            understandings or arrangements of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of the Company or any of its subsidiaries and (ii) to the

            knowledge of the Company, there are no irrevocable proxies with respect to shares of capital stock of the Company or any subsidiary of the Company except for proxies granted in favor of Ronald G. Bruno by Ann Bruno, Alan Bruno, David Bruno and

            Suzanne Bowness.  Sections 1 and 2 of the Stockholders

            Agreement Disclosure Schedules (as defined in the Stockholders

            Agreement), which set forth the record and, to the knowledge of the Company, beneficial ownership of, and voting power in respect of, the capital stock of the Company with respect to the signatories to the Stockholders Agreement, are accurate in all material respects.  Except as set forth above, there are no agreements or arrangements pursuant to which the Company is or could be required to register shares of Company Common

            Stock or other securities under the Securities Act of 1933, as amended (the "Securities Act") or other agreements or

            arrangements with or among any securityholders of the Company with respect to securities of the Company.

                 (d)  Authority; Noncontravention.  The Company has the

            requisite corporate and other power and authority to enter into this Agreement and the Option Agreement and, subject to the Company Stockholder Approval with respect to the

            consummation of the Merger, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Option Agreement by the Company and the consummation by the Company of the transactions

            contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company,

            subject, in the case of the Merger, to the Company Stockholder

            Approval.  Each of this Agreement and the Option Agreement has been duly executed and delivered by the Company and

            constitutes a valid and binding obligation of the Company,

            enforceable against the Company in accordance with its terms.

            Except for the Senior Notes, the Credit Agreement and except as disclosed in Section 3.01(d) of the Disclosure Schedule,

            the execution and delivery of each of this Agreement and the

            Option Agreement do not, and the consummation of the trans-

            actions contemplated by this Agreement and the Option

            Agreement and compliance with the provisions hereof and

            thereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination,

            cancellation or acceleration of or "put" right with respect to any obligation or to loss of a material benefit under, or

            result in the creation of any Lien upon any of the properties or assets of the Company or any of its subsidiaries under, (i)

            the Articles of Incorporation, as amended, or By-laws, as

            amended, of the Company or the comparable charter or

            organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, note, note purchase agreement, bond,

            mortgage, indenture, lease or other agreement, instrument,

            permit, concession, franchise or license applicable to the

            Company or any of its subsidiaries or their respective

            properties or assets or (iii) subject to the governmental

            filings and other matters referred to in the following

            sentence, any judgment, order, decree, statute, law,

            ordinance, rule, regulation or arbitration award applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii)

            and (iii), any such conflicts, breaches, violations, defaults,

            rights, losses or Liens that individually or in the aggregate could not have a Material Adverse Effect with respect to the

            Company or could not prevent, hinder or materially delay the ability of the Company to consummate the transactions

            contemplated by this Agreement or the Option Agreement.  No consent, approval, order or authorization of, or registration,

            declaration or filing with, or notice to, any Federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company or any of its subsidiaries in

            connection with the execution and delivery of this Agreement or the Option Agreement by the Company or the consummation by the Company of the transactions contemplated hereby or

            thereby, except, with respect to this Agreement, for (i) the filing of a premerger notification and report form by the

            Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing with the

            SEC of (x) a proxy statement relating to the Company

            Stockholder Approval (such proxy statement as amended or

            supplemented from time to time, the "Proxy Statement"), (y) the registration statement on Form S-4 to be filed with the

            SEC by the Company in connection with the issuance of the

            Common Stock of the Company following the Merger (the "Form S-

            4") and (z) such reports under the Exchange Act as may be

            required in connection with this Agreement and the

            transactions contemplated by this Agreement, (iii) the filing of the Articles of Merger with the Secretary of State of the

            State of Alabama and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and (iv) such other consents, approvals,

            orders, authorizations, registrations, declarations, filings or notices as are set forth in Section 3.01(d) of the

            Disclosure Schedule.

                 (e)  SEC Documents; Undisclosed Liabilities.  The Company

            has filed all required reports, schedules, forms, statements and other documents with the SEC since June 30, 1991

            (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference

            therein, the "SEC Documents").  As of their respective dates,

            the SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC

            promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents (including any and all financial statements included therein) as of such dates contained any untrue statement of a material fact or omitted to state a

            material fact required to be stated therein or necessary in order to make the statements therein, in the light of the

            circumstances under which they were made, not misleading.

            Except to the extent revised or superseded by a subsequent filing with the SEC (a copy of which has been provided to

            Newco prior to the date of this Agreement), none of the SEC

            Documents filed by the Company since June 30, 1994 and prior to the date of this Agreement (the "Recent SEC Documents")

            contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or

            necessary in order to make the statements therein, in the

            light of the circumstances under which they were made, not misleading.  The consolidated financial statements of the

            Company included in all SEC Documents filed since June 30,

            1994 (the "SEC Financial Statements") comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally

            accepted accounting principles (except, in the case of

            unaudited consolidated quarterly statements, as permitted by

            Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes

            thereto) and fairly present the consolidated financial

            position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject,

            in the case of unaudited quarterly statements, to normal

            year-end audit adjustments).  Except as set forth in the

            Recent SEC Documents and except as disclosed in Section

            3.01(e) of the Disclosure Schedule, at the date of the most recent audited financial statements of the Company included in the Recent SEC Documents, neither the Company nor any of its subsidiaries had, and since such date neither the Company nor any of such subsidiaries has incurred, any liabilities or

            obligations of any nature (whether accrued, absolute,

            contingent or otherwise) which, individually or in the

            aggregate, could reasonably be expected to have a Material

            Adverse Effect with respect to the Company.

                 (f)  Information Supplied.  None of the information

            supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the

            statements therein, in the light of the circumstances under which they are made, not misleading.  The Form S-4 will, as of its effective date, and the prospectus contained therein will,

            as of its date, comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder.  The Proxy Statement will comply as to form in all material respects with the

            requirements of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied in writing by Newco specifically for inclusion in the Proxy Statement.

            For purposes of this Agreement, the parties agree that

            statements made and information in the Form S-4 and the Proxy

            Statement relating to the Federal income tax consequences of the transactions herein contemplated to holders of Company

            Common Stock shall be deemed to be supplied by the Company and not by Newco.

                 (g)  Absence of Certain Changes or Events.  Except as

            disclosed in the Recent SEC Documents, since the date of the most recent audited financial statements included in such

            Recent SEC Documents, the Company has conducted its business only in the ordinary course consistent with past practice, and there is not and has not been: (i) any Material Adverse Change with respect to the Company; (ii) any condition, event or

            occurrence which, individually or in the aggregate, could

            reasonably be expected to have a Material Adverse Effect or give rise to a Material Adverse Change with respect to the

            Company; (iii) any event which, if it had taken place

            following the execution of this Agreement, would not have been permitted by Section 4.01 without the prior consent of Newco;

            or (iv) any condition, event or occurrence which could

            reasonably be expected to prevent, hinder or materially delay the ability of the Company to consummate the transactions

            contemplated by this Agreement or the Option Agreement.

                 (h)  Litigation; Labor Matters; Compliance with Laws.

                      (x) Except as disclosed in the Recent SEC Documents,

                 there is (1) no suit, action or proceeding or

                 investigation pending, (2) to the knowledge of the

                 Company, no suit, action or proceeding or investigation

                 threatened against or affecting the Company or any of its

                 subsidiaries and (3) to the knowledge of the Company, no

                 basis for any such suit, action, proceeding or

                 investigation that, individually or in the aggregate,

                 could reasonably be expected to have a Material Adverse

                 Effect with respect to the Company or prevent, hinder or

                 materially delay the ability of the Company to consummate

                 the transactions contemplated by this Agreement or the

                 Option Agreement, nor is there any judgment, decree,

                 injunction, rule or order of any Governmental Entity or

                 arbitrator outstanding against the Company or any of its

                 subsidiaries having, or which in the future could have,

                 any such effect.

                      (y)  Except as disclosed in Section 3.01(h)(ii) of

                 the Disclosure Schedule, (1) neither the Company nor any

                 of its subsidiaries is a party to, or bound by, any

                 collective bargaining agreement, contract or other

                 agreement or understanding with a labor union or labor

                 organization; (2) to the best knowledge of the Company,

                 neither the Company nor any of its subsidiaries is the

                 subject of any proceeding asserting that it or any

                 subsidiary has committed an unfair labor practice or

                 seeking to compel it to bargain with any labor

                 organization as to wages or conditions of employment; (3)

                 there is no strike, work stoppage or other labor dispute

                 involving it or any of its subsidiaries pending or, to

                 its knowledge, threatened; (4) no action, suit,

                 complaint, charge, arbitration, inquiry, proceeding or investigation by or before any court, governmental agency, administrative agency or commission brought by or

                 on behalf of any employee, prospective employee, former

                 employee, retiree, labor organization or other

                 representative of the Company's employees is pending or,

                 to the best knowledge of the Company, threatened against

                 the Company or any of its subsidiaries which could have a

                 Material Adverse Effect with respect to the Company; (5)

                 no grievance is pending or, to the best knowledge of the

                 Company, threatened against the Company or any of its

                 subsidiaries which could have a Material Adverse Effect

                 with respect to the Company; (6) neither the Company nor

                 any of its subsidiaries is a party to, or otherwise bound

                 by, any consent decree with, or citation by, any

                 government agency relating to employees or employment

                 practices; (7) to the best knowledge of the Company, the

                 Company and each subsidiary is in compliance with all

                 applicable laws, agreements, contracts, and policies

                 relating to employment, employment practices, wages,

                 hours, and terms and conditions of employment except for

                 failures so to comply, if any, that individually or in

                 the aggregate could not reasonably be expected to have a

                 Material Adverse Effect with respect to the Company; (8)

                 the Company has paid in full to all employees of the

                 Company and its subsidiaries all wages, salaries,

                 commissions, bonuses, benefits and other compensation due

                 to such employees or otherwise arising under any policy,

                 practice, agreement, plan, program, statute or other law;

                 and (9) the Company is not liable for any severance pay or other payments to any employee or former employee arising from the termination of employment under any

                 benefit or severance policy, practice, agreement, plan,

                 or program of the Company, nor to the best of its

                 knowledge will the Company have any liability  which

                 exists or arises, or may be deemed to exist or arise,

                 under any applicable law or otherwise, as a result of or

                 in connection with the transactions contemplated

                 hereunder or as a result of the termination by the

                 Company of any persons employed by the Company or any of

                 its subsidiaries on or prior to the Effective Time of the

                 Merger.

                      (z)  The conduct of the business of each of the

                 Company and each of its subsidiaries complies with all

                 statutes, laws, regulations, ordinances, rules,

                 judgments, orders, decrees or arbitration awards

                 applicable thereto, except for violations or failures so

                 to comply, if any, that, individually or in the

                 aggregate, could not reasonably be expected to have a

                 Material Adverse Effect with respect to the Company.

                 (i)  Employee Benefit Plans.  (1)  Section 3.01(i) of the

            Disclosure Schedule contains a true and complete list of each

            "employee benefit plan" (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as

            amended ("ERISA"), (including, without limitation,

            multiemployer plans within the meaning of ERISA section

            3(37)), stock purchase, stock option, severance, employment,

            change-in-control, fringe benefit, collective bargaining,

            bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements relating to employment, benefits or entitlements,

            whether or not subject to ERISA (including any funding

            mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise), whether formal or informal, oral or written,

            legally binding or not under which any employee or former

            employee of the Company has any present or future right to benefits or under which the Company has any present or future liability.  All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "Company

            Plans".

                 (2)  With respect to each Company Plan, the Company will

            deliver to Newco on the terms set forth in Section 3.03 hereof a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable, (i) any related trust agreement, annuity contract or other funding instrument; (ii) the most recent determination letter; (iii) any summary plan description and other written communications (or a description of any oral communications) by the Company to its employees concerning the extent of the benefits provided under a Company Plan; and

            (iv) for the three most recent years (I) the Form 5500 and attached schedules; (II) audited financial statements;

            (III) actuarial valuation reports; and (IV) attorney's

            response to an auditor's request for information.

                 (3)  (i) Each Company Plan has been established and

            administered in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations, in each case in all material respects; (ii) each Company Plan which is intended to be qualified within the meaning of Code section 401(a) is so qualified and has received a favorable determination letter as to its qualification and nothing has occurred, whether by

            action or failure to act, which would cause the loss of such qualification; (iii) with respect to any Company Plan, no

            actions, suits or claims (other than routine claims for

            benefits in the ordinary course) are pending or, to the best knowledge of the Company, threatened, no facts or

            circumstances exist which could give rise to any such actions,

            suits or claims and the Company will promptly notify Buyer in writing of any pending claims or, to the knowledge of the

            Company, any threatened claims arising between the date hereof and the Effective Time of the Merger; (iv) neither the Company nor any other party has engaged in a prohibited transaction,

            as such term is defined under Code section 4975 or ERISA

            section 406, which would subject the Company or the Buyer to any taxes, penalties or other liabilities under Code section

            4975 or ERISA sections 409 or 502(i) (v) no event has occurred and no condition exists that would subject the Company, either directly or by reason of its affiliation with any member of its Controlled Group (defined as any organization which is a member of a controlled group of organizations within the

            meaning of Code sections 414(b), (c), (m) or (o)), to any tax,

            fine or penalty imposed by ERISA, the Code or other applicable laws, rules and regulations including, but not limited to the taxes imposed by Code sections 4971, 4972, 4977, 4979, 4980B,

            4976(a) or the fine imposed by ERISA section 502(c); (vi) all insurance premiums required to be paid with respect to Company

            Plans as of the Effective Time of the Merger have been or will be paid prior thereto and adequate reserves have been provided for on the Company's balance sheet for any premiums (or

            portions thereof) attributable to service on or prior to the

            Effective Time of the Merger; (vii) for each Company Plan with respect to which a Form 5500 has been filed, no material

            change has occurred with respect to the matters covered by the most recent Form since the date thereof; (viii) except as

            disclosed in Section 3.01(i) of the Disclosure Schedule, all contributions required to be made prior to the Effective Time of the Merger under the terms of any Company Plan, the Code,

            ERISA or other applicable laws, rules and regulations have been or will be timely made and adequate reserves have been provided for on the Company's balance sheet for all benefits attributable to service on or prior to the Effective Time of the Merger; (ix) no Company Plan provides for an increase in benefits on or after the Effective Time of the Merger; and

            (x) each Company Plan may be amended or terminated without obligation or liability (other than those obligations and

            liabilities for which specific assets have been set aside in a trust or other funding vehicle or reserved for on the

            Company's balance sheet or obligations under plans required by contracts with labor unions).

                 (4)  Except as disclosed in Section 3.01(i)(4) of the

            Disclosure Schedule and except to the extent each of the

            following, individually or in the aggregate, would not result in a material liability to the Company, (i) no Company Plan has incurred any "accumulated funding deficiency" as such term is defined in ERISA section 302 and Code section 412 (whether or not waived); (ii) no event or condition exists which could be deemed a reportable event within the meaning of ERISA

            section 4043 which could result in a liability to the Company or any member of its Controlled Group and no condition exists which could subject the Company or any member of its

            Controlled Group to a fine under ERISA section 4071; (iii) as of the Effective Time of the Merger, the Company and each

            member of its Controlled Group have made all required premium payments when due to the PBGC; (iv) neither the Company nor any member of its Controlled Group is subject to any liability to the PBGC for any plan termination occurring on or prior to the Effective Time of the Merger; (v) no amendment has

            occurred which has required or could require the Company or any member of its Controlled Group to provide security

            pursuant to Code section 401(a)(29); and (vi) neither the

            Company nor any member of its Controlled Group has engaged in a transaction which could subject it to liability under ERISA section 4069.

                 (5)  With respect to each of the Company Plans which is

            not a multiemployer plan within the meaning of section

            4001(a)(3) of ERISA but is subject to Title IV of ERISA, as of the Effective Time of the Merger, except as disclosed in

            Section 3.01(i) of the Disclosure Schedule, the assets of each such Company Plan are at least equal in value to the present value of the accrued benefits (vested and unvested) of the participants in such Company Plan on a termination and

            projected basis, based on the actuarial methods and assumptions indicated in the most recent actuarial valuation reports.

                 (6)  Except as disclosed in Section 3.01(i)(6) of the

            Disclosure Schedule, with respect to any multiemployer plan

            (within the meaning of section 4001(a)(3) of ERISA) to which the Company or any member of its Controlled Group has any

            liability or contributes (or has at any time contributed or had an obligation to contribute):  (i) the Company and each member of its Controlled Group has or will have, as of the

            Effective Time of the Merger, made all contributions to each such multiemployer plan required by the terms of such

            multiemployer plan or any collective bargaining agreement;

            (ii) neither the Company nor any member of its Controlled

            Group has incurred any withdrawal liability under Title IV of

            ERISA or would be subject to such liability if, as of the

            Effective Time of the Merger, the Company or any member of its

            Controlled Group were to engage in a complete withdrawal (as defined in ERISA section 4203) or partial withdrawal (as

            defined in ERISA section 4205) from any such multiemployer plan; (iii) no such multiemployer plan is in reorganization or insolvent (as those terms are defined in ERISA sections 4241 and 4245, respectively); and (iv) neither the Company nor any member of its Controlled Group has engaged in a transaction which could subject it to liability under ERISA section

            4212(c).

                 (7)  (i) Each Company Plan which is intended to meet the

            requirements for tax-favored treatment under Subchapter B of

            Chapter 1 of Subtitle A of the Code meets such requirements;

            and (ii) the Company has received a favorable determination from the Internal Revenue Service with respect to any trust intended to be qualified within the meaning of Code section

            501(c)(9).

                 (8)  Section 3.01(i)(8) of the Disclosure Schedule sets

            forth, on a plan by plan basis, the present value of benefits payable presently or in the future to present or former

            employees of the Company under each unfunded Company Plan.

                 (9)  Except as set forth in Section 3.01(i)(9) of the

            Disclosure Schedule, no Company Plan exists which could result in the payment to any Company employee of any money or other property or rights or accelerate or provide any other rights or benefits to any Company employee as a result of the

            transaction contemplated by this Agreement, whether or not such payment would constitute a parachute payment within the meaning of Code section 280G.

                 (j)  Tax Returns and Tax Payments.  Except as disclosed

            in Section 3.01(j) of the Disclosure Schedule, the Company and

            each of its subsidiaries, and any consolidated, combined,

            unitary or aggregate group for Tax purposes of which the

            Company or any of its subsidiaries is or has been a member (a

            "Consolidated Group") has timely filed all Tax Returns

            required to be filed by it, has paid all Taxes shown thereon to be due and has provided adequate reserves in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns.  Except as disclosed in

            Section 3.01(j) of the Disclosure Schedule, (i) No material claim for unpaid Taxes has become a lien against the property of the Company or any of its subsidiaries or is being asserted against the Company or any of its subsidiaries; (ii) to the best knowledge of the Company, no audit of any Tax Return of the Company or any of its subsidiaries is being conducted by a

            Tax authority; (iii) no extension of the statute of

            limitations on the assessment of any Taxes has been granted by the Company or any of its subsidiaries and is currently in effect; (iv) no consent under Section 341(f) of the Code has been filed with respect to the Company or any of its

            subsidiaries; (v) neither the Company nor any of its

            subsidiaries is a party to any agreement or arrangement that would result, separately or in the aggregate, in the actual or deemed payment by the Company or a subsidiary of any "excess parachute payments" within the meaning of Section 280G of the

            Code; (vi) no acceleration of the vesting schedule for any property that is substantially unvested within the meaning of the regulations under Section 83 of the Code will occur in connection with the transactions contemplated by this

            Agreement; (vii) none of the Company or its subsidiaries has been at any time a member of any partnership or joint venture or the holder of a beneficial interest in any trust for any period for which the statute of limitations for any Tax has not expired; (viii) none of the Company or its subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the

            Code; (ix) none of the Company or its subsidiaries is doing business in or engaged in a trade or business in any

            jurisdiction in which it has not filed all required income or franchise tax returns; (x) the Company and each of its

            subsidiaries have made all payments of estimated Taxes required to be made under Section 6655 of the Code and any comparable state, local or foreign Tax provision; (xi) to the best knowledge of the Company, all Taxes required to be

            withheld, collected or deposited by or with respect to the

            Company and each of its subsidiaries have been timely

            withheld, collected or deposited, as the case may be, and, to the extent required, have been paid to the relevant taxing authority; (xii) neither the Company nor any of its

            subsidiaries has issued or assumed (A) any obligations

            described in Section 279(a) of the Code, (B) any applicable high yield discount obligations, as defined in Section 163(i)

            of the Code, or (C) any registration-required obligations,

            within the meaning of Section 163(f)(2) of the Code, that is not in registered form; (xiii) there are no requests for

            information currently outstanding that could affect the Taxes of the Company or any of its subsidiaries; (xiv) to the best knowledge of the Company, there are no proposed reassessments of any property owned by the Company or any of its

            subsidiaries or other proposals that could increase the amount of any Tax to which the Company or any such subsidiary would be subject; and (xv) no power of attorney that is currently in force has been granted with respect to any matter relating to

            Taxes that could materially affect the Tax liability of the

            Company or one of its subsidiaries.  As used herein, "Taxes"

            shall mean all taxes of any kind, including, without

            limitation, those on or measured by or referred to as income,

            gross receipts, sales, use, ad valorem, franchise, profits,

            license, withholding, payroll, employment, excise, severance,

            stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign.  As used herein, "Tax Return" shall mean any return, report or

            statement required to be filed with any governmental authority with respect to Taxes.

                 (k)  Properties.  (i) Owned Real Property.  Section

            3.01(k)(i) of the Disclosure Schedule sets forth, by address,

            owner and usage, all of the real property owned by the

            Company, any of its subsidiaries or any partnerships, joint ventures or other business organizations (collectively the

            "Ventures") of which the Company or its subsidiaries are party

            (collectively, the "Owned Real Property").  Except as

            disclosed in Section 3.01(k)(ii) of the Disclosure Schedule,

            each of the Company, its subsidiaries and the Ventures have good and sufficient, valid and marketable title to the Owned

            Real Property free and clear of all Liens and other

            encumbrances that, individually or in the aggregate could

            reasonably be expected to have a Material Adverse Effect with respect to the Company.  Except as set forth in Section

            3.01(k)(ii) of the Disclosure Schedule, there are (a) no

            outstanding contracts for any improvements to the Owned Real

            Property which have not been fully paid that, individually or in the aggregate could reasonably be expected to have a

            Material Adverse Effect with respect to the Company, (b) no expenses of any kind (including brokerage and leasing

            commissions) pertaining to the Owned Real Property which have not been fully paid and (c) no outstanding contracts for the sale of any of the Owned Real Property, except those contracts the property in respect of which is not in excess of $100,000 individually.

                     (ii)  Leased Real Property.  Section 3.01(k)(iii) of

          the Disclosure Schedule sets forth, by address, owner and usage,

          a true and complete list of all real property agreements

          (including any amendments thereto) pursuant to which the Company,

          its subsidiaries or any Venture lease, sublease or otherwise occupy any real property (the "Real Property Leases").  Pursuant to the Real Property Leases, the Company, its subsidiaries or a

          Venture, as the case may be, have validly existing and

          enforceable leasehold, subleasehold or occupancy interests in the property leased thereunder in each case fee from defaults and events which with the passage of time would constitute a default except in either instance for defaults which individually or in the aggregate, would not be material and adverse to the financial condition, business or operations of the Company, its

          subsidiaries or the Venture, as the case may be.

                    (iii)  Third Party Leases.  Section 3.01(k)(iv) of the

          Disclosure Schedule sets forth, by address, owner and usage, a true and complete list of all real property agreements (including any amendments thereto) pursuant to which the Company, any of its subsidiaries or any Venture leases, subleases or otherwise permits any third party to occupy any Owned Real Property or

          Leased Real Property (collectively, the "Third Party Leases").

          Each of the Third Party Leases is in full force and effect and in each case free from defaults and events which with the passage of time would constitute a default (by landlord or tenant

          thereunder) except in either instance for defaults which individually or in the aggregate, would not have a Material

          Adverse Effect with respect to the Company.  Except as set forth in Section 3.01(k)(iv) of the Disclosure Schedule, none of the

          Third Party Leases grant any options or other rights to the tenant thereunder to purchase any of the Owned Real Property or

          Leased Real Property.

                     (iv)  Development Agreements.  Section 3.01(k)(v) of

          the Disclosure Schedule sets forth a true and complete list of all agreements (including any amendments thereto; as amended, the

          "Development Agreements") pursuant to which (i) any third party has been given the right (exclusive or otherwise) to develop any real property for the Company, any of its subsidiaries or any

          Venture or (ii) the Company, any of its subsidiaries or any

          Venture has agreed to develop, construct or occupy in the future

          (whether by lease or other occupancy agreement) any real

          property.  Except as set forth in Section 3.01(k)(v) of the

          Disclosure Schedule, each of the Development Agreements is in full force and effect and in each case free from defaults and events which with the passage of time would constitute a default thereunder.

                      (v)  Permits.  Each of the Company, its subsidiaries

          and the Ventures has all permits (including, without limitation,

          any and all beer, wine and/or liquor licenses) necessary to own or operate its Owned Real Property and Leased Real Property, and

          no such permits will be required, as a result of the Merger or the other transactions contemplated hereby, to be issued after the Closing in order to permit the Company following the Merger to continue to own or operate such Properties, other than any such permits which are ministerial in nature or the absence of which would not have a Material Adverse Effect with respect to the Company.

                     (vi)  Violations/Condemnation.  Except as set forth

          in Section 3.01(k)(vi) of the Disclosure Schedule, neither the

          Company, its subsidiaries nor any Venture has received, with respect to any Owned Real Property or Leased Real Property, any

          written notice of default or any written notice of noncompliance with respect to applicable state, federal and local laws and regulations relating to zoning, building, fire, use restriction or safety or health codes which have not been remedied in all respects which could have a Material Adverse Effect.  There is no pending or to the knowledge of the Company, its subsidiaries or any Venture, threatened condemnation or other governmental taking of any of the Owned Real Property or Leased Real Property.

                 (l)  Environmental Matters.  Except as disclosed in

            Section 3.01(l) of the Disclosure Schedule, which disclosed items of non-compliance could not, individually or in the

            aggregate, reasonably be expected to have a Material Adverse

            Effect with respect to the Company, (i) the Company and its subsidiaries hold and formerly held, and, to the best

            knowledge of the Company, are, and have been, in compliance with, all Environmental Permits, and the Company and its

            subsidiaries are, and have been, otherwise in compliance with all applicable Environmental Laws and there are no

            circumstances that might prevent or interfere with such

            compliance in the future;

                (ii)  None of the Company or its subsidiaries has received any Environmental Claim, and none of the Company or its

            subsidiaries is aware after reasonable inquiry, of any threatened material Environmental Claim or of any circumstances, conditions or events that could reasonably be expected to give rise to a material Environmental Claim,

            against the Company or any of its subsidiaries;

               (iii)  None of the Company or its subsidiaries has entered into or agreed to any consent decree, order or agreement under any Environmental Law, and none of the Company or its

            subsidiaries is subject to any material judgment, decree,

            order or other material requirement relating to compliance with any Environmental Law or to investigation, cleanup,

            remediation or removal of regulated substances under any

            Environmental Law;

                (iv)  To the best knowledge of the Company, there are no

            (A) underground storage tanks, (B) polychlorinated biphenyls,

            (C) asbestos or asbestos-containing materials, (D) urea-

            formaldehyde insulation, (E) sumps, (F) surface impoundments,

            (G) landfills, (H) sewers or septic systems or (I) Hazardous

            Materials present at any facility currently or formerly owned,

            leased, operated or otherwise used by the Company or any of its subsidiaries that could reasonably be expected to give rise to liability of the Company or any of its subsidiaries under any Environmental Laws;

                 (v)  There are no past (including, without limitation,

            with respect to assets or businesses formerly owned, leased or operated by the Company or any of its subsidiaries) or present actions, activities, events, conditions or circumstances,

            including without limitation the release, threatened release,

            emission, discharge, generation, treatment, storage or

            disposal of Hazardous Materials, that could reasonably be expected to give rise to liability of the Company or any of its subsidiaries under any Environmental Laws or any contract or agreement;

                 (vi)  No modification, revocation, reissuance,

            alteration, transfer, or amendment of the Environmental

            Permits, or any review by, or approval of, any third party of the Environmental Permits is required in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby or the continuation of the business of the Company or its subsidiaries following such consummation;

                 (vii)  Hazardous Materials have not been generated,

            transported, treated, stored, disposed of, released or

            threatened to be released at, on, from or under any of the properties or facilities currently or formerly owned, leased or otherwise used by the Company or any of its subsidiaries,

            in violation of or in a manner or to a location that could give rise to liability under any Environmental Laws;

                 (viii)  to the best knowledge of the Company, the Company

            and its subsidiaries have not assumed, contractually or by operation of law, any liabilities or obligations under any

            Environmental Laws;

                 (ix)  the Company and its subsidiaries have accrued or

            otherwise provided, in accordance with general accepted

            accounting principles, for all damages, liabilities, penalties or costs that they may incur in connection with any claim

            pending or threatened against them, or any requirement that is or may be applicable to them, under any Environmental Laws, and such accrual or other provision is reflected in the

            Company's most recent consolidated financial statements.

                 (x)  For purposes of this Agreement, the following terms

            shall have the following meanings:

                      "Environmental Claim" means any written or oral

                 notice, claim, demand, action, suit, complaint,

                 proceeding or other communication by any person alleging

                 liability or potential liability (including without

                 limitation liability or potential liability for

                 investigatory costs, cleanup costs, governmental response

                 costs, natural resource damages, property damage,

                 personal injury, fines or penalties) arising out of,

                 relating to, based on or resulting from (i) the presence,

                 discharge, emission, release or threatened release of any

                 Hazardous Materials at any location, whether or not

                 owned, leased or operated by the Company or any of its

                 subsidiaries or (ii) circumstances forming the basis of

                 any violation or alleged violation of any Environmental

                 Law or Environmental Permit or (iii) otherwise relating

                 to obligations or liabilities under any Environmental

                 Laws.

                      "Environmental Permits" means all permits, licenses,

                 registrations and other governmental authorizations

                 required for the Company and the operations of the

                 Company's and its subsidiaries' facilities and otherwise

                 to conduct its business under Environmental Laws.

                      "Environmental Laws" means all applicable federal,

                 state and local statutes, rules, regulations, ordinances,

                 orders, decrees and common law relating in any manner to contamination, pollution or protection of human health or the environment, including without limitation the

                 Comprehensive Environmental Response, Compensation and

                 Liability Act, the Solid Waste Disposal Act, the Clean

                 Air Act, the Clean Water Act, the Toxic Substances

                 Control Act, the Occupational Safety and Health Act, the

                 Emergency Planning and Community-Right-to-Know Act, the

                 Safe Drinking Water Act, all as amended, and similar

                 state laws.

                      "Hazardous Materials" means all hazardous or toxic

                 substances, wastes, materials or chemicals, petroleum

                 (including crude oil or any fraction thereof) and

                 petroleum products, asbestos and asbestos-containing

                 materials, pollutants, contaminants and all other

                 materials, substances and forces, including but not

                 limited to electromagnetic fields, regulated pursuant to,

                 or that could form the basis of liability under, any

                 Environmental Law.

                 (m)  Material Contract Defaults.  Neither the Company nor

            any of its subsidiaries is, or has received any notice or has any knowledge that any other party is, in default in any

            respect under any material contract, agreement, commitment,

            arrangement, lease, policy or other instrument to which it or any of its subsidiaries is a party or by which it or any such subsidiary is bound ("Material Contracts"), except for those defaults which could not reasonably be expected, either

            individually or in the aggregate, to have a Material Adverse

            Effect with respect to the Company; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a material default.

                 (n)  Brokers.  No broker, investment banker, financial

            advisor or other person, other than The Robinson-Humphrey

            Company, Inc., the fees and expenses of which will be paid by the Company (pursuant to a fee agreement, a copy of which has been provided to Newco), is entitled to any broker's,

            finder's, financial advisor's or other similar fee or

            commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

                 (o)  Opinion of Financial Advisor.  The Company has

            received the opinion of The Robinson-Humphrey Company, Inc.

            dated the date of this Agreement, to the effect that the

            consideration to be received in the Merger by the Company's stockholders is fair to the holders of the Company Common

            Stock from a financial point of view, a signed copy of which opinion has been delivered to Newco.

                 (p)  Board Recommendation.  The Board of Directors of the

            Company, at a meeting duly called and held, has by unanimous vote of those directors present (who constituted 100% of the directors then in office) (i) determined that this Agreement and the transactions contemplated hereby, including the

            Merger, and the Option Agreement and the Stockholders

            Agreement and the transactions contemplated thereby, taken together, are fair to and in the best interests of the

            stockholders of the Company, (ii) determined, in accordance with Section 10-2B-6.40 of the ABCA, that the transactions contemplated by this Agreement are in compliance with Section

            10-2B-6.40 of the ABCA and (iii) resolved to recommend that the holders of the shares of Company Common Stock approve this

            Agreement and the transactions contemplated herein, including the Merger.

                 (q)  Required Company Vote.  The Company Stockholder

            Approval, being the affirmative vote of two-thirds of the

            shares of the Company Common Stock, is the only vote of the holders of any class or series of the Company's securities necessary to approve this Agreement, the Merger and the other transactions contemplated hereby.  There is no vote of the holders of any class or series of the Company's securities necessary to approve the Option Agreement or the Stockholders

            Agreement.

                 (r)  State Takeover Statutes.  No state takeover statute

            or similar statute or regulation of the State of Alabama (and,

            to the knowledge of the Company after due inquiry, of any

            other state or jurisdiction) applies or purports to apply to this Agreement, the Merger, the Option Agreement, the

            Stockholders Agreement or any of the other transactions

            contemplated hereby or thereby.  No provision of the articles of organization, by-laws or other governing instruments of the

            Company or any of its subsidiaries would, directly or

            indirectly, restrict or impair the ability of Newco or its affiliates to vote, or otherwise to exercise the rights of a stockholder with respect to, securities of the Company and its subsidiaries that may be acquired or controlled by Newco or its affiliates or permit any stockholder to acquire securities of the Company on a basis not available to Newco in the event that Newco were to acquire securities of the Company, and neither the Company nor any of its subsidiaries has any rights plan, preferred stock or similar arrangement which have any of the aforementioned consequences.

                 (s)  Trade names.  (i) The Company or its subsidiaries

            (A) except as set forth in Section 3.01(s) of the Disclosure

            Schedule, owns (in each case, free and clear of any Liens) all rights to all trade names (other than "Piggly Wiggly" used by the Company and each of its subsidiaries, including, without limitation, the exclusive right to use the names "Bruno's",

            "Food World", "Food Max", and "Food Fair" and any variations thereof used by the Company or its subsidiaries, in each case in the states in which the stores to which such names relate are located, (B) the Company possesses a valid, subsisting and enforceable exclusive license to use the name "Piggly Wiggly"

            in the states in which the stores to which such name relates are located and (C) the Company owns (free and clear of any

            Liens) all rights to the name "Food Max" in the United States irrespective of store location.  Except as disclosed in

            Section 3.01(s) of the Disclosure Schedule, no other person has a United States trademark registration in effect, or to the best knowledge of the Company, a United States trademark application pending, in respect of any of such trade names.

            To the best knowledge of the Company, except as disclosed in

            Section 3.01(s) of the Disclosure Schedule, no other person has the right to use any such trade names in any of the

            following states:  Alabama, Arkansas, Florida, Georgia,

            Louisiana, Mississippi, North Carolina, South Carolina and

            Tennessee.  To the best knowledge of the Company, except as disclosed in Section 3.01(s) of the Disclosure Schedule, (i) the use of trade names by the Company and its subsidiaries does not infringe on the rights of any person, (ii) no person is infringing on any right of the Company or any of its

            subsidiaries with respect to any of the Company's trade names,

            (iii) there is no decree, undertaking or agreement limiting the scope of the Company's right to use any of its trade names and (iv) the Company has not granted any license to any person for the use of the Company's trade names.

                 (t)  Senior Notes Make-Whole Amount.  The Make-Whole

            Amount (as defined in the Note Purchase Agreement) in respect of the Senior Notes to be paid in connection with any offer to prepay the Senior Notes upon a Change in Control (as defined in the Note Purchase Agreement) equals zero.

                 SECTION 3.02.  Representations and Warranties of Newco.

          Newco represents and warrants to the Company as follows:

                 (a)  Organization, Standing and Corporate Power.  Newco

            is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted.  Newco is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the

            ownership or leasing of its properties makes such

            qualification or licensing necessary, other than in such

            jurisdictions where the failure to be so qualified or licensed

            (individually or in the aggregate) would not have a material adverse effect with respect to Newco.  Newco has delivered to the Company complete and correct copies of its certificate of incorporation (or other organizational documents) and by-laws.

                 (b)  Subsidiaries.  Newco has no direct or indirect

              subsidiaries.

                 (c)  Capital Structure.  The authorized capital stock of

            Newco consists of 1,000 shares of common stock, par value $.01 per share, all of which have been validly issued, are fully paid and nonassessable and are owned by Parent, free and clear of any Lien.

                 (d)  Authority; Noncontravention.  Newco has all

            requisite corporate power and authority to enter into this

            Agreement and to consummate the transactions contemplated by this Agreement.  The execution and delivery of this Agreement by Newco and the consummation by Newco of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Newco.  This

            Agreement has been duly executed and delivered by and

            constitutes a valid and binding obligation of Newco,

            enforceable against Newco in accordance with its terms.  The execution and delivery of this Agreement do not, and the

            consummation of the transactions contemplated by this

            Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination,

            cancellation or acceleration of or "put" right with respect to any obligation or to loss of a material benefit under, or

            result in the creation of any Lien upon any of the properties or assets of Newco under, (i) the certificate of incorporation or by-laws of Newco, (ii) any loan or credit agreement, note,

            bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Newco or its properties or assets or (iii)

            subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree,

            statute, law, ordinance, rule, regulation or arbitration award applicable to Newco or its properties or assets, other than,

            in the case of clauses (ii) and (iii), any such conflicts,

            breaches, violations, defaults, rights, losses or Liens that individually or in the aggregate could not have a material adverse effect with respect to Newco or could not prevent,

            hinder or materially delay the ability of Newco to consummate the transactions contemplated by this Agreement.  No consent,

            approval, order or authorization of, or registration,

            declaration or filing with, or notice to, any Governmental

            Entity is required by or with respect to Newco in connection with the execution and delivery of this Agreement by Newco or the consummation by Newco of any of the transactions

            contemplated by this Agreement, except for (i) the filing of a premerger notification and report form under the HSR Act, (ii)

            the filing with the SEC of (y) the Proxy Statement and the

            Form S-4 and (z) such reports under the Exchange Act as may be required in connection with this Agreement, the Option

            Agreement, the Stockholders Agreement and the transactions contemplated hereby and thereby, (iii) the filing of the

            Articles of Merger with the Secretary of State of the State of

            Alabama and appropriate documents with the relevant

            authorities of other states in which the Company is qualified to do business and (iv) such other consents, approvals,

            orders, authorizations, registrations, declarations, filings or notices as may be required under the "takeover" or "blue sky" laws of various states.

                 (e)  Brokers.  No broker, investment banker, financial

            advisor or other person, other than Salomon Brothers Inc, the fees and expenses of which will be paid by Newco or its

            affiliates, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Newco to its

            affiliates.

                 (f)  Interim Operations of Newco.  Newco was formed on

            April 14, 1995 solely for the purpose of engaging in the

            transactions contemplated hereby, has engaged in no other

            business activities and has conducted its operations only as contemplated hereby.

                 SECTION 3.03.  Agreement to Deliver Article III

          Disclosure Schedules.  The Company hereby agrees to deliver to

          Newco those sections of the Disclosure Schedule specifically referenced in this Article III, and the information described in

          Section 3.01(i)(2), no later than May 1, 1995, provided that information to be included in Sections 3.01(a), 3.01(b), 3.01(c)

          (other than the list of capitalized leases referenced in clause

          (iii) of the seventh sentence of Section 3.01(c)), 3.01(d) and

          3.01(e) of the Disclosure Schedule shall be delivered at or prior to the time of the signing of this Agreement.  Any section of the

          Disclosure Schedule other than in respect of matters referenced in this Article III shall be delivered to Newco at or prior to the time of the signing of this Agreement.

                                      ARTICLE IV

              Covenants Relating to Conduct of Business Prior to Merger

                 SECTION 4.01.  Conduct of Business of the Company.  (a)

          Conduct of Business by the Company.  During the period from the date of this Agreement to the Effective Time of the Merger

          (except as otherwise specifically required by the terms of this

          Agreement), the Company shall, and shall cause its subsidiaries to, act and carry on their respective businesses in the usual,

          regular and ordinary course of business consistent with past practice and use its and their respective best efforts to

          preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers,

          licensors, licensees, advertisers, distributors and others having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time of the Merger.  Without limiting the generality of the foregoing,

          during the period from the date of this Agreement to the

          Effective Time of the Merger, the Company shall not, and shall not permit any of its subsidiaries to, without the prior consent of Newco:

                 (i)  (x) declare, set aside or pay any dividends on, or

            make any other distributions in respect of, any of its capital stock, other than dividends and distributions by a direct or indirect wholly owned subsidiary of the Company to its parent,

            and except that the Company may declare and pay one regular quarterly cash dividend in May, 1995 not in excess of $.065 per share of Company Common Stock (with usual record and

            payment dates and in accordance with its past dividend policy), (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other

            securities in respect of, in lieu of or in substitution for shares of its capital stock, or (z) purchase, redeem or

            otherwise acquire any shares of capital stock of the Company or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities, except, in the case of clause (z), for the acquisition of shares of Company Common Stock from holders of

            Company Stock Options in full or partial payment of the

            exercise price payable by such holder upon exercise of Company

            Stock Options outstanding on the date of this Agreement;

                (ii)  authorize for issuance, issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock or the capital stock of any of its subsidiaries, any other voting securities or any securities convertible into, or any rights,

            warrants or options to acquire, any such shares, voting

            securities or convertible securities or any other securities or equity equivalents (including without limitation stock

            appreciation rights) (other than (x) the issuance of Company

            Common Stock upon the exercise of Company Stock Options

            outstanding on the date of this Agreement and in accordance with their present terms and (y) pursuant to the Option (such issuances pursuant to clauses (x) and (y), together with the acquisitions of shares of Company Common Stock permitted under clause (i)(z) above, being referred to herein as "Permitted

            Changes");

               (iii)  amend its articles of organization, by-laws or other comparable charter or organizational documents;

                (iv)  acquire or agree to acquire by merging or

            consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof;

                 (v)  other than as specifically permitted by Section

            4.01(a)(v) of the Disclosure Schedule, sell, lease, license,

            mortgage or otherwise encumber or subject to any Lien or

            otherwise dispose of any of its properties or assets other than any such properties or assets the value of which do not exceed $200,000 individually and $2,000,000 in the aggregate,

            except sales of inventory and entering into leases for new store sites, in each case in the ordinary course of business consistent with past practice;

                (vi)  (y) incur any indebtedness for borrowed money or

            guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to

            acquire any debt securities of the Company or any of its

            subsidiaries, guarantee any debt securities of another person,

            enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the

            foregoing, except for short-term borrowings and for lease

            obligations, in each case incurred in the ordinary course of business consistent with past practice, or (z) make any loans,

            advances or capital contributions to, or investments in, any other person, other than to the Company or any direct or

            indirect wholly owned subsidiary of the Company;

               (vii)  acquire or agree to acquire any assets that are

            material, individually or in the aggregate, to the Company and its subsidiaries taken as a whole, or make or agree to make any capital expenditures except capital expenditures which,

            individually or in the aggregate, do not exceed the amount budgeted therefor in the Company's annual capital expenditures budget for 1995 previously provided to Newco;

              (viii)  pay, discharge or satisfy any claims (including

            claims of stockholders), liabilities or obligations (absolute,

            accrued, asserted or unasserted, contingent or otherwise),

            except for the payment, discharge or satisfaction, (x) of

            liabilities or obligations in the ordinary course of business consistent with past practice or in accordance with their

            terms as in effect on the date hereof or (y) claims settled or compromised to the extent permitted by Section 4.01(a)(xii),

            or waive, release, grant, or transfer any rights of material value or modify or change in any material respect any existing license, lease, contract or other document, other than in the ordinary course of business consistent with past practice;

                (ix)  adopt a plan of complete or partial liquidation or

            resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring,

            recapitalization or reorganization;

                 (x)  enter into any new collective bargaining agreement

            or any successor collective bargaining agreement to any

            collective bargaining agreement disclosed in Section

            3.01(h)(ii) of the Disclosure Schedule; provided that with respect to the successor agreement to the collective

            bargaining agreement set forth in Section 4.01(a)(x) of the

            Disclosure Schedule, the parties shall consult with each other on an ongoing basis with respect to the negotiation thereof and shall mutually agree upon the terms thereof (unless such successor agreement shall not have been entered into on or before September 30, 1995, in which event the Company shall be entitled to enter into a successor agreement thereto without the consent of Newco);

                (xi)  change any material accounting principle used by it;

               (xii)  settle or compromise any litigation (whether or not commenced prior to the date of this Agreement) other than

            settlements or compromises of litigation where the amount paid

            (after giving effect to insurance proceeds actually received)

            in settlement or compromise does not exceed $300,000, provided that the aggregate amount paid in connection with the

            settlement or compromise of all such litigation matters shall not exceed $1,000,000; or

              (xiii)  authorize any of, or commit or agree to take any of,

            the foregoing actions.

                 (b)  Changes in Employment Arrangements.  Neither the

          Company nor any of its subsidiaries shall (except as may be required in order to give effect to the requirements of Section

          2.04) adopt or amend (except as may be required by law) any bonus, profit sharing, compensation, stock option, pension,

          retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement

          (including any Company Plan) for the benefit or welfare of any employee, director or former director or employee or, other than increases for individuals (other than officers and directors) in the ordinary course of business consistent with past practice, increase the compensation or fringe benefits of any director,

          employee or former director or employee or pay any benefit not required by any existing plan, arrangement or agreement; provided that the Executive Compensation Plan for the fiscal year ending

          July 1, 1995 may be adjusted to the extent described in

          Section 4.01(b) of the Disclosure Schedule or as provided in

          Section 5.04.

                 (c)  Severance.  Neither the Company nor any of its

          subsidiaries shall grant any new or modified severance or

          termination arrangement or increase or accelerate any benefits payable under its severance or termination pay policies in effect on the date hereof.

                 (d)  WARN.  Neither the Company nor any of its

          subsidiaries shall effectuate a "plant closing" or "mass layoff",

          as those terms are defined in the Worker Adjustment and

          Retraining Notification Act of 1988 ("WARN"), affecting in whole or in part any site of employment, facility, operating unit or employee of the Company or any subsidiary, without notifying

          Newco or its affiliates in advance and without complying with the notice requirements and other provisions of WARN.

                 (e)  Tax Elections.  Except in the ordinary course of

          business and consistent with past practice, neither the Company nor any of its subsidiaries shall make any tax election or settle or compromise any federal, state, local or foreign Tax liability.

                                      ARTICLE V
                                Additional Agreements

                 SECTION 5.01.  Preparation of Form S-4 and Proxy

          Statement; Stockholder Meeting.

                 (a) Promptly following the date of this Agreement, the

          Company shall prepare the Proxy Statement, and the Company shall prepare and file with the SEC the Form S-4, in which the Proxy

          Statement will be included.  The Company shall use its best efforts as promptly as practicable to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing.  The Company will use its best efforts to cause the Proxy Statement to be mailed to the Company's

          stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act.  The Company shall also take any action required to be taken under any applicable state securities laws in connection with the registration and qualification in connection with the Merger of Common Stock of the Company following the Merger.  The information provided and to be provided by Newco and the Company, respectively, for use in the Form S-4 shall, at the time the Form S-4 becomes effective and on the date of the Stockholders Meeting referred to below, be true and correct in all material respects and shall not omit to state any material fact required to be stated therein or

          necessary in order to make such information not misleading, and the Company and Newco each agree to correct any information provided by it for use in the Form S-4 which shall have become false or misleading.

                 (b)  The Company will immediately notify Newco and its

          affiliates of (i) the effectiveness of the Form S-4, (ii) the receipt of any comments from the SEC and (iii) any request by the

          SEC for any amendment to the Form S-4 or for additional

          information.  All filings with the SEC, including the Form S-4 and any amendment thereto, and all mailings to the Company's stockholders in connection with the Merger, including the Proxy

          Statement, shall be subject to the prior review, comment and approval of Newco.  No such filing or mailing shall be made without the prior consent of Newco.

                 (c)  The Company will, as promptly as practicable

          following the date of this Agreement and in consultation with

          Newco, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders Meeting") for the purpose of approving this Agreement and the transactions contemplated by this Agreement, including, without limitation, the incurrence of any indebtedness to be funded contemporaneous with or after the

          Closing, to the extent required by Alabama law.  The Company will, through its Board of Directors, recommend to its

          stockholders approval of the foregoing matters, as set forth in

          Section 3.01(p).  Such recommendation, together with a copy of the opinion referred to in Section 3.01(o) shall be included in the Proxy Statement.  The Company will use its best efforts to hold such meetings as soon as practicable after the date hereof.

                 (d)  The Company will cause its transfer agent to make

          stock transfer records relating to the Company available to the extent reasonably necessary to effectuate the intent of this

          Agreement.

                 SECTION 5.02.  Access to Information; Confidentiality.

          (a)  The Company shall, and shall cause its subsidiaries,

          officers, employees, counsel, financial advisors and other representatives to, afford to Newco and its representatives and to potential financing sources reasonable access during normal business hours, in a manner initially coordinated with the chief executive officer of the Company, and thereafter coordinated with those persons designated by the chief executive officer, during the period prior to the Effective Time of the Merger to its properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause its subsidiaries, officers, employees and representatives to, furnish promptly to Newco (i) a copy of each report, schedule,

          registration statement and other document filed by it during such period pursuant to the requirements of Federal or state

          securities laws and (ii) all other information concerning its business, properties, financial condition, operations and

          personnel as Newco may from time to time reasonably request.

          Newco shall use reasonable efforts to conduct its initial

          interviews with personnel of the Company and its subsidiaries prior to the Section 7.01(h) Date (as defined herein).  Except as required by law, each of the Company and Newco will hold, and will cause its respective directors, officers, employees,

          accountants, counsel, financial advisors and other

          representatives and affiliates to hold, any nonpublic information in confidence to the extent required by, and in accordance with,

          the provisions of the letter dated December 20, 1994, between

          Kohlberg Kravis Roberts & Co. ("KKR & Co.") and the Company (the

          "Confidentiality Agreement").

                 (b)  No investigation pursuant to this Section 5.02 shall

          affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

                 SECTION 5.03.  Best Efforts.  (a)  Upon the terms and

          subject to the conditions set forth in this Agreement, each of the parties agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective,

          in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement.  Newco and the

          Company will use their best efforts and cooperate with one another (i) in promptly determining whether any filings are required to be made or consents, approvals, waivers, licenses

          (including, without limitation, all beer, wine and/or liquor licenses), permits or authorizations are required to be obtained

          (or, which if not obtained, would result in an event of default,

          termination or acceleration of any agreement or any put right under any agreement) under any applicable law or regulation or from any governmental authorities or third parties, including parties to loan agreements or other debt instruments, in

          connection with the transactions contemplated by this Agreement,

          including the Merger, the Option Agreement, and the Stockholders

          Agreement and (ii) in promptly making any such filings, in furnishing information required in connection therewith and in timely seeking to obtain any such consents, approvals, permits or authorizations.

                 Newco and the Company shall mutually cooperate in order

          to facilitate the achievement of the benefits reasonably

          anticipated from the Merger.

                 (b)  The Company shall make, subject to the condition

          that the transactions contemplated herein and therein actually occur, any undertakings (including undertakings to make divestitures, provided that such divestitures need not themselves be made until after the transactions contemplated hereby actually occur) required in order to comply with the antitrust

          requirements or laws of any governmental entity, including the

          HSR Act, in connection with the transactions contemplated by this

          Agreement, the Stockholders Agreement and the Option Agreement;

          provided that no such divestiture or undertaking shall be made unless acceptable to Newco.

                 (c)  The Company shall cooperate with any reasonable

          requests of Newco or the SEC related to the recording of the

          Merger as a recapitalization for financial reporting purposes,

          including, without limitation, to assist Newco and its affiliates with any presentation to the SEC with regard to such recording and to include appropriate disclosure with regard to such

          recording in all filings with the SEC and all mailings to

          stockholders made in connection with the Merger.  In furtherance of the foregoing, the Company shall provide to Newco for the prior review of Newco's advisors any description of the

          transactions contemplated by this Agreement which is meant to be disseminated.

                 (d)  Each of the parties agrees to cooperate with each

          other in taking, or causing to be taken, all actions necessary to delist the Company Common Stock from NASDAQ, provided that such delisting shall not be effective until after the Effective Time of the Merger.  The parties also acknowledge that it is Newco's intent that the Common Stock following the Merger will not be quoted on NASDAQ or listed on any national securities exchange.

                 (e)  The Company agrees to provide, and will cause its

          subsidiaries and its and their respective officers and employees to provide, all necessary cooperation in connection with the arrangement of any financing to be consummated contemporaneous with or at or after the Closing in respect of the transactions contemplated by this Agreement, including without limitation, the execution and delivery of any commitment letters, underwriting or placement agreements, pledge and security documents, other definitive financing documents, or other requested certificates or documents, including a certificate of the chief financial officer of the Company with respect to solvency matters, as may be requested by Newco.  The parties acknowledge that the payment of any fees by the Company in connection with any commitment letters shall either be subject to the occurrence of the Closing or shall be applied against (and therefore shall not exceed) the applicable expense reimbursement limitations set forth in Section

          8.02(a) hereof.  In addition, in conjunction with the obtaining of any such financing, the Company agrees, at the request of

          Newco, to call for prepayment or redemption, or to prepay, redeem and/or renegotiate, as the case may be, any then existing

          indebtedness of the Company; provided that no such prepayment or redemption shall themselves actually be made until

          contemporaneously with or after the Effective Time of the Merger.

                 (f)  (i)  Newco has received the letter set forth in

          Section 5.03(f) of the Disclosure Schedule.  Newco hereby agrees to use its reasonable best efforts, subject to normal conditions,

          to arrange the financing in respect of the transactions

          contemplated by this Agreement described in Section 6.02(f)

          hereof, including, subject to normal conditions, using its reasonable best efforts (A) to assist the Company in the negotiation of definitive agreements with respect thereto and (B)

          to satisfy all conditions applicable to Newco in such definitive agreements.  Newco will keep the Company informed of the status of its efforts to arrange such financing, including making reports with respect to significant developments.  In the event

          Newco is unable to arrange any portion of such financing in the manner or from the sources originally contemplated, Newco will use its reasonable best efforts, subject to normal conditions, to arrange any such portion from alternative sources.  Newco will inform the Company within 24 hours of any determination made by

          Newco that it is unable to arrange such financing on terms satisfactory to it.

                 (ii)  Subject to the Company having received the proceeds

          of the financing described in Section 6.02(f) on terms

          satisfactory to Newco, Newco at Closing will be capitalized with an equity contribution of $270 million.  Newco will be under no obligation pursuant to the preceding sentence unless and until the Company receives the proceeds of the financing described in

          Section 6.02(f) on terms satisfactory to Newco.  In addition,

          Newco will be under no obligation under any circumstances to be capitalized with equity of more than $270 million.

                 (g)  In the event Newco shall so request, the Company

          hereby agrees to take, prior to Closing, the actions set forth in

          Section 5.03(g) of the Disclosure Schedule.

                 SECTION 5.04.  Benefit Matters.  Newco and the Company

          agree, with the concurrence of the five executive Employees listed in Section 5.04 of the Disclosure Schedule, that while it is not anticipated that such listed employees will be long term employees of the Company following the Merger, such listed employees shall continue in the employ of the Company following the Merger during the periods described in this Section 5.04 in order to accomplish in an orderly fashion the transition of ownership of the Company contemplated by this Agreement.  In connection therewith, if an employee so listed remains in the employ of the Company until one year following the Effective Time of the Merger (or such shorter period as may be determined by the board of directors of the Company following the Merger), such employee shall be entitled to receive, on the earlier of (i) the thirtieth day after such employee's replacement has commenced employment and (ii) one year following the Effective Time of the

          Merger (the "Date of Payment"), any amounts that would have been payable to him under the terms of his Employment Continuity

          Agreement as of the end of the fiscal year ending on July 1, 1995 if he had been terminated by the Company without Good Cause (as defined in Section 4 of the Employment Continuity Agreement)

          together with the retirement benefit that would have been payable to him under the terms of Section 8 of the 1994 Employment and

          Deferred Compensation Agreement (after giving effect to such amendments to such agreement as are necessary to change the basis for determining compensation under such agreement from the calendar year to the Company's fiscal year) (the "1994

          Agreement"); provided that in the case of Paul F. Garrison, the

          Date of Payment shall be the earlier of (i) the thirtieth day after negotiations in respect of the collective bargaining agreement described in Section 4.01(a)(x) of the Disclosure

          Schedule are completed and (ii) one year following the Effective

          Time of the Merger; provided further that commencing on the later of the date of the Closing and July 2, 1995 and continuing during the post-Merger employment period with respect to each such five employees, each such five employees shall receive from the

          Company a monthly salary based on 13 pay periods equal to the total base salary and bonus to which such employee was entitled for the fiscal year ended July 1, 1995, divided by 13 (provided that no further bonus or incentive compensation shall be payable for such periods); and provided, further, that if such employee shall so request, the aforementioned retirement benefit shall be paid in a single lump sum in an amount equal to the present value of the payment stream set forth under Section 2 of the 1994

          Agreement.  The present value referred to in the preceding sentence shall be determined by taking the aggregate amount of the payments that would be due under Section 2 of the 1994

          Agreement and reducing such amount by applying a discount rate of

          8% per annum against such amount.  The parties hereto anticipate that the one year post-Merger employment period referenced in this Section would be the maximum duration of any post-Merger employment period in respect of the five listed employees and agree that the board of directors of the Company following the

          Merger and each such employee may mutually agree on a shorter period.

                 SECTION 5.05.  Indemnification.  (a)  For six years after

          the Effective Time of the Merger, the Company shall indemnify all present and former directors or officers of the Company and its subsidiaries for acts or omissions occurring prior to the

          Effective Time of the Merger to the fullest extent now provided in their respective articles of organization or by-laws

          consistent with applicable law, to the extent such acts or omissions are uninsured (provided, that to the extent that during any period insurance does not fully indemnify any person

          contemplated to be indemnified in accordance with the terms of this Section 5.05, the Company shall indemnify such person in accordance with such terms) and shall, in connection with

          defending against any action for which indemnification is

          available hereunder and subject to Section 5.05(b) hereof,

          reimburse such officers and directors, from time to time upon receipt of sufficient supporting documentation, for any

          reasonable costs and expenses reasonably incurred by such

          officers and directors; provided that such reimbursement shall be conditioned upon such officer's or director's agreement promptly to return such amounts to the Company if a court of competent jurisdiction shall ultimately determine that indemnification of such officer or director is prohibited by applicable law.  The

          Company will maintain for a period of not less than six years from the Effective Time of the Merger, the Company's current directors' and officers' insurance and indemnification policy to the extent that it provides coverage for events occurring prior to the Effective Time of the Merger (the "D&O Insurance") for all

          persons who are directors and officers of the Company on the date of this Agreement; provided that the Company shall not be

          required to spend in excess of (i) a $300,000 annual premium therefor, in the event the Company in its sole discretion elects not to continue any arrangement which, in exchange for an

          increased premium, reduces the Company's co-payment obligation

          ("Allocation Form") or (ii) a $400,000 annual premium therefor,

          in the event the Company in its sole discretion elects to

          continue the Allocation Form; provided further that if the

          Company would be required to spend per annum in excess of a

          $300,000 premium, in the case of clause (i) above, or a $400,000 premium, in the case of clause (ii) above, to obtain insurance having the maximum available coverage under the current policy,

          the Company will be required to spend either $300,000 or

          $400,000, as the case may be, to maintain or procure insurance coverage pursuant hereto, subject to availability of such (or similar) coverage.

                 (b)  In furtherance of and not in limitation of the

          preceding paragraph, the officers and directors of the Company that are defendants in all litigation commenced by shareholders of the Company with respect to the Merger and the other

          transactions contemplated hereby (the "Subject Litigation"),

          shall be entitled to be represented, at the reasonable expense of the Company (to the extent that insurance does not fully

          indemnify such person against such expense), in the Subject

          Litigation by one counsel which such counsel shall be selected by a plurality of such director defendants; provided that the

          Company shall not be liable for any settlement effected without its prior written consent or, prior to the Closing, the consent of Newco, and that a condition to the indemnification payments provided in paragraph 5.05(a) shall be that such officer/director defendant not have settled any Subject Litigation without the consent of the Company and, prior to the Closing, Newco; and

          provided further that the Company and Newco shall have no

          obligation hereunder to any officer/director defendant when and if a court of competent jurisdiction shall ultimately determine that indemnification of such officer/director defendant in the manner contemplated hereby is prohibited by applicable law.

                 SECTION 5.06.  Public Announcements.  Neither Newco, on

          the one hand, nor the Company, on the other hand, will issue any press release or public statement with respect to the

          transactions contemplated by this Agreement, the Option Agreement and the Stockholders Agreement, including the Merger, without the other party's prior consent, except as may be required by

          applicable law, court process or by obligations pursuant to any listing agreement with NASDAQ.  In addition to the foregoing,

          Newco and the Company will consult with each other before

          issuing, and provide each other the opportunity to review and comment upon, any such press release or other public statements with respect to such transactions.  The parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof.

                 SECTION 5.07.  Affiliates.  Prior to the Closing Date,

          the Company shall deliver to Newco a letter identifying all persons who are, at the time this Agreement is submitted for approval to the stockholders of the Company, "affiliates" of the

          Company for purposes of Rule 145 under the Securities Act.  The

          Company shall use its reasonable best efforts to cause each such person to deliver to Newco on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit B hereto.

                 SECTION 5.08.  No Solicitation.  Neither the Company nor

          any of its subsidiaries shall (whether directly or indirectly through advisors, agents or other intermediaries), nor shall the

          Company or any of its subsidiaries authorize or permit any of its or their officers, directors, agents, representatives, advisors or subsidiaries to (a) solicit, initiate or take any action knowingly to facilitate the submission of inquiries, proposals or offers from any person relating to any acquisition or purchase of a substantial amount of assets of the Company or any of its

          Significant Subsidiaries or of over 20% of any class of equity securities of the Company or any of its subsidiaries or any tender offer (including a self tender offer) or exchange offer that if consummated would result in any Person beneficially owning 20% or more of any class of equity securities of the

          Company or any of its subsidiaries, or any merger, consolidation,

          business combination, sale of substantially all assets,

          recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries other than the transactions contemplated by this Agreement, the Option Agreement and the Stockholders Agreement or any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the Merger or which would or could reasonably be expected to materially dilute the benefits to Newco of the transactions contemplated hereby

          (collectively, "Transaction Proposals") or agree to or endorse any Transaction Proposal, or (b) enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any other person any information with respect to its business, properties or assets or any of the foregoing, or otherwise cooperate in any way with, or assist or participate in,

          facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing; provided, however,

          that the foregoing shall not prohibit the Company from (i)

          furnishing information pursuant to an appropriate confidentiality letter (provided for informational purposes only to Newco)

          concerning the Company and its businesses, properties or assets to a third party who has made a Transaction Proposal, (ii)

          engaging in discussions or negotiations with such a third party who has made a Transaction Proposal, (iii) following receipt of a

          Transaction Proposal, taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act or otherwise making disclosure to its stockholders, (iv) following receipt of a Transaction Proposal, failing to make or withdrawing or modifying its recommendation referred to in Section 3.01(p),

          and/or (v) taking any non-appealable, final action ordered to be taken by the Company by any court of competent jurisdiction but in each case referred to in the foregoing clauses (i) through (v)

          only to the extent that the Board of Directors of the Company shall have concluded in good faith on the basis of advice from outside counsel that such action is required to prevent the Board of Directors of the Company from breaching its fiduciary duties to the stockholders of the Company under Alabama law; provided,

          further, that the Board of Directors of the Company shall not take any of the foregoing actions referred to in clauses (i)

          through (iv) until after reasonable notice to Newco with respect to such action and that such Board of Directors shall, to the extent it may do so without breaching such fiduciary duties,

          continue to advise Newco after taking such action and, in

          addition, if the Board of Directors of the Company receives a

          Transaction Proposal, then the Company shall promptly inform

          Newco of the terms and conditions of such proposal and the identity of the person making it.  The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

                 SECTION 5.09.  Resignation of Directors.  Prior to the

          Effective Time of the Merger, the Company shall deliver to Newco evidence satisfactory to Newco of the resignation of all

          directors of the Company (other than Ronald G. Bruno), effective at the Effective Time of the Merger.

                 SECTION 5.10.  Certain Agreements.  Neither the Company

          nor any subsidiary of the Company will waive or fail to enforce any provision of any confidentiality or standstill or similar agreement to which it is a party without the prior written consent of Newco.

                 SECTION 5.11.  Stop Transfer.  The Company acknowledges

          and agrees to be bound by and comply with the provisions of the

          Stockholders Agreement as if a party thereto with respect to transfers of record ownership of shares of Company Common Stock,

          and agrees to notify the transfer agent for any shares of Company

          Common Stock or voting rights certificates and provide such documentation and do such other things as may be necessary to effectuate the provisions of such agreement.  In the event that the Option is exercised prior to any termination of the Merger

          Agreement, the Company shall take such actions as may be

          reasonably necessary so that Newco (or its designee) shall,

          subject to applicable law, be entitled at the stockholders meeting called to vote on the Merger and the Merger Agreement to vote the shares of Company Common Stock acquired pursuant to the

          Option Agreement (including, with respect to such stockholders meeting, adjourning such meeting, resetting the record date of such meeting and/or resetting the date of such meeting).

                 SECTION 5.12.  Golf Tournament.  With respect to the

          "Bruno's Memorial Classic" Senior PGA Golf Tournament conducted in Birmingham, Alabama by the Bruno's Memorial Classic Foundation

          (the "Golf Tournament"), it is agreed and understood that the

          Company shall, for the 1995 and 1996 Golf Tournaments, continue to provide economic and organizational support, at the same aggregate level and in the same manner, taken as a whole, to the

          Golf Tournament as has been provided to the Golf Tournament by the Company over the prior three years, including, without limitation, aid in the solicitation and recruiting of

          participation of vendors and suppliers as sponsors and Pro-Am participants by providing display space in food stores to vendors and suppliers without cost to the Golf Tournament and by

          assisting the Golf Tournament in communicating with those vendors and suppliers.  The Company represents that it has fully and accurately described to Newco the aggregate level and manner of economic and organizational support provided to the Golf

          Tournaments by the Company over the prior three years.

                                      ARTICLE VI

                                 Conditions Precedent

                 SECTION 6.01.  Conditions to Each Party's Obligation To

          Effect the Merger.  The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                 (a)  Company Stockholder Approval.  The Company

            Stockholder Approval shall have been obtained.

                 (b)  HSR Act.  The waiting period (and any extension

            thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

                 (c)  No Injunctions or Restraints.  No temporary

            restraining order, preliminary or permanent injunction or

            other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the

            consummation of the Merger shall be in effect; provided,

            however, that the parties hereto shall use their best efforts to have any such injunction, order, restraint or prohibition vacated.

                 (d)  Form S-4.  The Form S-4 shall have become effective

            under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and any

            material "blue sky" and other state securities laws applicable to the registration and qualification of the Common Stock of the Company following the Merger shall have been complied

            with.

                 SECTION 6.02.  Conditions to Obligations of Newco.  The

          obligations of Newco to effect the Merger are further subject to the following conditions:

                 (a)  Representations and Warranties.  The representations

            and warranties of the Company set forth in this Agreement

            shall be true and correct in all material respects in each case as of the date of this Agreement and as of the Closing

            Date as though made on and as of the Closing Date.  Newco

            shall have received a certificate signed on behalf of the

            Company by the chief executive officer and the chief financial officer of the Company to the effect set forth in this

            paragraph.

                 (b)  Performance of Obligations of the Company.  The

            Company shall have performed the obligations required to be performed by it under this Agreement at or prior to the

            Closing Date (except for such failures to perform as have not had or could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect with respect to the Company or adversely affect the ability of the

            Company to consummate the transactions herein contemplated or perform its obligations hereunder).

                 (c)  Consents, etc.  Newco shall have received evidence,

            in form and substance reasonably satisfactory to it, that such licenses (including, without limitation, the continued

            availability of all beer, wine and/or liquor licenses),

            permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties as are necessary in connection with the transactions

            contemplated hereby have been obtained, except such licenses,

            permits, consents, approvals, authorizations, qualifications and orders which are not, individually or in the aggregate,

            material to Newco or the Company or the failure of which to have received would not (as compared to the situation in which such license, permit, consent, approval, authorization,

            qualification or order had been obtained) materially dilute the aggregate benefits to Newco of the transactions reasonably contemplated hereby.

                 (d)  No Litigation.  There shall not be pending or

            threatened by any Governmental Entity any suit, action or

            proceeding (or by any other person any suit, action or

            proceeding which has a reasonable likelihood of success), (i)

            challenging or seeking to restrain or prohibit the

            consummation of the Merger or any of the other transactions contemplated by this Agreement or the Stockholders Agreement or seeking to obtain from Parent, Newco or any of their

            affiliates any damages that are material to any such party,

            (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective subsidiaries of any material portion of the business or assets of the

            Company or any of its subsidiaries, to dispose of or hold

            separate any material portion of the business or assets of the

            Company or any of its subsidiaries, as a result of the Merger or any of the other transactions contemplated by this

            Agreement or the Stockholders Agreement, (iii) seeking to

            impose limitations on the ability of Parent or Newco (or any designee of Newco pursuant to the Option Agreement) to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock, including, without limitation, the right to vote the Company Common Stock on all matters properly presented to the stockholders of the Company or (iv) seeking to prohibit Parent or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company or its subsidiaries.

                 (e)  Affiliate Letters.  Newco shall have received the

            agreements referred to in Section 5.07.

                 (f)  Financing.  The Company shall have received the

            proceeds of financing on terms satisfactory to Newco in an amount sufficient to consummate the transactions contemplated by this Agreement, including, without limitation (i) to pay,

            with respect to all shares of Company Common Stock in the

            Merger, the Cash Election Price pursuant to Section

            2.01(c)(ii) (subject to Section 2.03), (ii) to refinance the outstanding indebtedness of the Company, including, without limitation, the Senior Notes, the Credit Agreement and any other debt to be refinanced, (iii) to pay any fees and

            expenses in connection with the transactions contemplated by this Agreement or the financing thereof and (iv) to provide for the working capital needs of the Company following the

            Merger, including, without limitation, letters of credit.

                      SECTION 6.03.  Conditions to Obligation of the

            Company.  The obligation of the Company to effect the Merger is further subject to the following conditions:

                 (a)  Representations and Warranties.  The representations

            and warranties of Newco set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as

            though made on and as of the Closing Date.  The Company shall have received a certificate signed on behalf of Newco by an authorized officer of Newco to the effect set forth in this paragraph.

                 (b)  Performance of Obligations of Newco.  Newco shall

            have performed the obligations required to be performed by them under this Agreement at or prior to the Closing Date

            (except for such failures to perform as have not had or could not reasonably be expected, either individually or in the

            aggregate, to have a Material Adverse Effect with respect to

            Newco or adversely affect the ability of Newco to consummate the transactions herein contemplated or perform its

            obligations hereunder).

                                     ARTICLE VII

                          Termination, Amendment and Waiver

                 SECTION 7.01.  Termination.  This Agreement may be

          terminated and abandoned at any time prior to the Effective Time of the Merger, whether before or after approval of matters presented in connection with the Merger by the stockholders of the Company:

                 (a)  by mutual written consent of Newco and the Company;

            or

                 (b)  by either Newco or the Company if any Governmental

            Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or

            otherwise prohibiting the Merger and such order, decree,

            ruling or other action shall have become final and

            nonappealable; or

                 (c)  by either Newco or the Company if the Merger shall

            not have been consummated on or before October 31, 1995 (other than due to the failure of the party seeking to terminate this

            Agreement to perform its obligations under this Agreement

            required to be performed at or prior to the Effective Time of the Merger); or

                 (d)  by Newco, if any required approval of the

            stockholders of the Company shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any

            adjournment thereof; provided, however, that unless Newco

            shall otherwise notify the Company within two weeks after such failure to obtain the required vote, this Agreement shall automatically terminate without any further action by any of the parties hereto; or

                 (e)  by Newco, if the Company shall have (1) withdrawn,

            modified or amended in any respect adverse to Newco its

            approval or recommendation of this Agreement or any of the transactions contemplated herein, (2) failed as soon as

            practicable to mail the Proxy Statement to its stockholders or failed to include in such statement such recommendation, (3)

            recommended any Transaction Proposal from a person other than

            Newco or any of its affiliates or (4) resolved to do any of the foregoing; or

                 (f)  by Newco, if (i) the Company shall have exercised a

            right specified in the first proviso to Section 5.08 with

            respect to any Transaction Proposal and shall, directly or through agents or representatives, continue discussions with any third party concerning such Transaction Proposal for more than 10 business days after the date of receipt of such

            Transaction Proposal; (ii) taken any action described in

            clause (v) of the first proviso to Section 5.08; or (iii) (1)

            a Transaction Proposal that is publicly disclosed shall have been commenced, publicly proposed or communicated to the

            Company which contains a proposal as to price (without regard to the specificity of such price proposal) and (2) the Company shall not have rejected such proposal within 10 business days of its receipt or the date its existence first becomes

            publicly disclosed, if sooner; or

                 (g)  by the Company, if the Company exercises, pursuant

            to Section 5.08, the right specified in clause (iv) of the first proviso to Section 5.08; or

                 (h)  by Newco, on or before the close of the business on

            the later of (x) May 8, 1995 and (y) the tenth calendar day after all information to be included in the Disclosure

            Schedule has been delivered to Newco (the later of such dates,

            the "Section 7.01(h) Date"), if Newco and its affiliates shall not be satisfied in its sole discretion with the results of its due diligence investigation of the Company and its

            subsidiaries.  The parties hereby agree and acknowledge that neither any such investigation nor any failure by Newco to exercise its right of termination pursuant to this paragraph

            (h) shall (i) diminish in any way or otherwise affect the

            rights afforded to it pursuant to Section 5.02 or (ii) affect in any way any representations or warranties of the Company herein contained or the conditions to the obligations of the parties hereto.

                 SECTION 7.02.  Effect of Termination.  In the event of

          termination of this Agreement by either the Company or Newco as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Newco or the Company, other than the provisions of

          Section 3.01(n), the last sentence of Section 5.02(a), the second sentence of Section 5.11, this Section 7.02, Section 8.02 and

          Section 8.07.  Nothing contained in this Section shall relieve any party for any breach of the representations, warranties,

          covenants or agreements set forth in this Agreement.

                 SECTION 7.03.  Amendment.  This Agreement may be amended

          by the parties at any time before or after any required approval of matters presented in connection with the Merger by the

          stockholders of the Company; provided, however, that after any such approval, there shall be made no amendment that by law requires further approval by such stockholders without the further approval of such stockholders.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

                 SECTION 7.04.  Extension; Waiver.  At any time prior to

          the Effective Time of the Merger, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the

          representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.03, waive compliance with any of the agreements or conditions contained in this Agreement.  Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.  The failure of any party to this

          Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                 SECTION 7.05.  Procedure for Termination, Amendment,

          Extension or Waiver.  A termination of this Agreement pursuant to

          Section 7.01, an amendment of this Agreement pursuant to Section

          7.03 or an extension or waiver pursuant to Section 7.04 shall, in order to be effective, require in the case of Newco or the

          Company, action by its Board of Directors or the duly authorized designee of its Board of Directors.

                                     ARTICLE VIII

                                  General Provisions

                 SECTION 8.01.  Nonsurvival of Representations and

          Warranties.  None of the representations and warranties in this

          Agreement or in any instrument delivered pursuant to this

          Agreement shall survive the Effective Time of the Merger and all such representations and warranties will be extinguished on consummation of the Merger and neither the Company nor any officer, director or employee or shareholder shall be under any liability whatsoever with respect to any such representation or warranty after such time.  This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms

          contemplates performance after the Effective Time of the Merger.

                 SECTION 8.02.  Fees and Expenses.  (a)  In addition to

          any other amounts which may be payable or become payable pursuant to any other paragraph of this Section 8.02, the Company shall

          (provided that (i) Newco is not then in material breach of its obligations under this Agreement and (ii) Newco has not exercised its right of termination pursuant to Section 7.01(h) hereof),

          promptly, but in no event later than one business day after the termination of this Agreement (or from time to time after

          Closing), reimburse KKR & Co. for all out-of-pocket expenses and fees (including, without limitation, fees payable to all banks,

          investment banking firms and other financial institutions, and their respective agents and counsel, and all fees of counsel,

          accountants, financial printers, experts and consultants to Newco and its affiliates), whether incurred prior to, on or after the date hereof, in connection with the Merger and the consummation of all transactions contemplated by this Agreement, the Option

          Agreement and the Stockholders Agreement and the financing thereof; provided that, except as set forth in the next

          succeeding proviso or with respect to any reimbursement following the Closing, in no event shall the Company be required to pay in excess of an aggregate of $3 million pursuant to this paragraph

          (a); and provided further that in the event a fee is payable to

          KKR & Co. pursuant to Section 8.02(b) hereof, the Company shall be required to pay expenses pursuant to this paragraph (a) up to a maximum of $12.5 million.

                 (b) (i)  If this Agreement shall have been terminated in

          accordance with its terms and either of the following shall have occurred prior to such termination: (A) any corporation

          (including the Company or any of its subsidiaries or affiliates),

          partnership, person, other entity or "group" (as referred to in

          Section 13(d)(3) of the Exchange Act) other than Newco or any of its affiliates (collectively, "Persons") shall have become the beneficial owner of more than 20% of the outstanding shares of

          Company Common Stock; or (B)(x) any Person (other than Newco or any of its affiliates) shall have made, or proposed, communicated or disclosed in a manner which is or otherwise becomes public

          (including being known by stockholders of the Company owning of record or beneficially in the aggregate 5% or more of the

          outstanding shares of Company Common Stock) a bona fide intention to make a Transaction Proposal (including by making such a

          Transaction Proposal) and (y) on or prior to October 31, 1996,

          the Company either consummates with a Person a transaction the proposal of which would otherwise qualify as a Transaction

          Proposal under Section 5.08 or enters into an agreement with a

          Person with respect to a transaction the proposal of which would otherwise qualify as a Transaction Proposal under Section 5.08

          (whether or not such Person is the Person referred to in clause

          (x) above); or

                (ii)  if this Agreement is terminated pursuant to Section

          7.01(e), Section 7.01(f) or Section 7.01(g);

          then the Company shall, (1) in the case of clause (b)(i)(A) and

          (b)(ii) above, promptly, but in no event later than one business day after the termination of this Agreement and (2) in the case of clause (b)(i)(B) above, promptly, but in no event later than one business day after an event specified in subclause (y)

          thereof shall have occurred, pay KKR & Co. a fee of $30 million in cash, which amount shall be payable in same day funds.  No termination of this Agreement at a time when a fee is reasonably expected to be payable pursuant to this Section 8.02(b) following termination of this Agreement shall be effective until such fee is paid.  Only one fee in the aggregate of $30 million shall be payable pursuant to this Section 8.02(b).  No amount payable pursuant to any of the other provisions of this Section 8.02 shall reduce the amount of the fee payable pursuant to this paragraph (b).

                 (c)  If the Merger shall be consummated in accordance

          with this Agreement, then the Company following the Merger shall pay to KKR & Co., on the Closing Date, a fee of $15 million in cash, which amount shall be payable in same day funds.  No amount payable pursuant to any of the other provisions of this Section

          8.02 shall reduce the amount of the fee payable  pursuant to this paragraph (c).

                 (d)  In addition to the other provisions of this Section

          8.02, in the event a fee is or becomes payable pursuant to

          Section 8.02(b) hereof, the Company agrees promptly, but in no event later than two business days following written notice thereof, together with related bills or receipts, to reimburse

          KKR & Co. and Newco for all reasonable out-of-pocket costs, fees and expenses, including, without limitation, the reasonable fees and disbursements of counsel and the expenses of litigation,

          incurred in connection with collecting the expenses pursuant to paragraph (a) of this Section and the fee pursuant to paragraph

          (b) of this Section, as a result of any breach by the Company of its obligations under this Section 8.02.

                 (e)  Except as provided otherwise in paragraph (a) above,

          all costs and expenses incurred in connection with this

          Agreement, the Option Agreement and the Stockholders Agreement

          and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses, except that the

          Company shall pay all costs and expenses (i) in connection with printing and mailing the Proxy Statement and the Form S-4, as well as all SEC filing fees relating to the transactions

          contemplated herein and (ii) of obtaining any consents of any third party.

                 SECTION 8.03.  Notices.  All notices, requests, claims,

          demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                 (a)  if to Newco, to
                      c/o Kohlberg Kravis Roberts & Co.
                      9 West 57th Street
                      New York, New York  10019

                      Attention:  Paul E. Raether

                 with a copy to:

                      Simpson Thacher & Bartlett
                      425 Lexington Avenue
                      New York, NY  10017

                      Attention:  David J. Sorkin, Esq.

                 (b)  if to the Company, to

                      Bruno's, Inc.
                      800 Lakeshore Parkway
                      Birmingham, Alabama 35211

                      Attention:  Ronald G. Bruno

                 with copies to:

                      Sirote & Permutt
                      2222 Arlington Avenue South
                      Birmingham, Alabama  35205

                      Attention:  Richard Cohn, Esq.

                 SECTION 8.04.  Definitions.  For purposes of this

          Agreement:

                 (a)  an "affiliate" of any person means another person

            that directly or indirectly, through one or more

            intermediaries, controls, is controlled by, or is under common control with, such first person;

                 (b)  "knowledge" with respect to the Company means the

            actual knowledge of the following officers and employees (as well as any of their successors) of the Company and its

            subsidiaries:  Ronald G. Bruno, Glenn J. Griffin, Kenneth J.

            Bruno, Paul F. Garrison and R. Michael Conley, and, without duplication, the employees in charge of environmental, tax,

            labor, employee benefits and real estate matters or any of the foregoing, in each case after reasonable investigation and inquiry.

                 (c)  "Material Adverse Change" or "Material Adverse

            Effect" means, when used in connection with the Company, any change or effect that either individually or in the aggregate with all other such changes or effects is materially adverse to the business, assets, operations, properties, condition

            (financial or otherwise), results of operations or prospects of the Company and its subsidiaries (including the Ventures)

            taken as a whole;

                 (d)  "person" means an individual, corporation,

            partnership, joint venture, association, trust, unincorporated organization or other entity; and

                 (e)  a "subsidiary" of any person means another person,

            an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other

            governing body (or, if there are no such voting interests, 50%

            or more of the equity interests of which) is owned directly or indirectly by such first person.

                 SECTION 8.05.  Interpretation.  When a reference is made

          in this Agreement to a Section, Exhibit or Schedule, such

          reference shall be to a Section of, or an Exhibit or Schedule to,

          this Agreement unless otherwise indicated.  The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words "include",

          "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

                 SECTION 8.06.  Counterparts.  This Agreement may be

          executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                 SECTION 8.07.  Entire Agreement; No Third-Party

          Beneficiaries.  This Agreement and the other agreements referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.

          This Agreement, other than Sections 5.05 and 8.02, is not

          intended to confer upon any person other than the parties any rights or remedies.

                 SECTION 8.08.  GOVERNING LAW.  THIS AGREEMENT SHALL BE

          GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE

          STATE OF ALABAMA, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE

          GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS.

                 SECTION 8.09.  Assignment.  Neither this Agreement nor

          any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties.  Subject to the preceding sentence, this

          Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

                 SECTION 8.10.  Enforcement.  The parties agree that

          irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this

          Agreement.

                 IN WITNESS WHEREOF, Newco and the Company have caused

          this Agreement to be signed by their respective officers

          thereunto duly authorized, all as of the date first written above.



                                     CRIMSON ACQUISITION CORP.


                                     By: /s/ James H. Greene, Jr.
                                        Name:  James H. Greene, Jr.
                                        Title: President


                                     BRUNO'S, INC.


                                     By: /s/ Ronald G. Bruno
                                         Name:  Ronald G. Bruno
                                        Title: Chairman CEO

                                                                  EXHIBIT A



                    AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                          OF

                                    BRUNO'S, INC.



          STATE OF ALABAMA     )
                               )
          COUNTY OF JEFFERSON  )

          TO THE HONORABLE JUDGE OF PROBATE OF JEFFERSON COUNTY, ALABAMA:



                    Pursuant to the provisions of Article 10 of Chapter 2B of Title 10 of the Code of Alabama of 1975 ( 10-2B-10.01, et seq.), the undersigned corporation executes the following Amended and Restated Articles of Incorporation:

                    FIRST:  The name of the corporation is Bruno's, Inc.

                    SECOND: The Articles of Incorporation of the corporation shall be amended and restated as set forth below:

                    1.  The name of the Corporation is Bruno's, Inc.

                    2.  The duration of the Corporation is perpetual.

                    3. The purpose or purposes for which the Corporation is organized are the transaction of any or all lawful business for which corporations may be incorporated under the Alabama Business Corporation Act, including, but not limited to, acquiring, purchasing, investing in or engaging in a business combination or joint venture with, however any of the foregoing may be structured, any corporation, partnership, limited liability company or other entity engaged, in whole or in part, in the manufacturing, marketing, distribution, provision or sale of clothing, food, pharmaceuticals, consumer goods and services, or other goods or services; following any such transaction, to engage in any business theretofore conducted by any business entity which was party to any such transaction; and to engage in any financing or other transactions necessary, appropriate or convenient to effect any of the purposes for which the Corporation is organized.

                    4. The total number of shares of capital stock that the Corporation is authorized to issue is 30,000,000 shares of Common Stock, par value $0.01 each.

                    5. The registered office and registered agent of the Corporation is The Corporation Company, 60 Commerce Street, Montgomery, AL 36104.
                    6. (a) The names and addresses of the current individuals who are to serve as the directors of the Corporation are as follows:

                              Paul E. Raether
                              9 West 57th Street
                              New York, New York  10019

                              James H. Greene, Jr.
                              9 West 57th Street
                              New York, New York  10019

                              Nils P. Brous
                              9 West 57th Street
                              New York, New York  10019

          Such persons shall serve as directors of the Corporation until the first annual meeting of shareholders of the Corporation and until their successors are elected and shall qualify.

                    (b) The number of directors of the Corporation shall consist of not less than three nor more than fifteen persons, the exact number of persons within such minimum and maximum limitations being fixed from time to time by the board of directors of the Corporation pursuant to resolutions adopted by a majority of the persons constituting the board of directors at the time such resolutions are adopted. The board of directors shall have the power to fill all vacancies occurring on the board of directors, including, without limitation, any vacancies resulting from an increase in the number of directors within the minimum and maximum limitations on the number of directors of the Corporation set forth in this Article 6.

                    7. The name and address of the incorporators are as follows:

                              Joseph Bruno
                              729-10th Avenue, West
                              Birmingham, Alabama

                              Angelo J. Bruno
                              1229 Bush Circle
                              Birmingham, Alabama

                              Lee J. Bruno
                              928-5th Place, West
                              Birmingham, Alabama

                              Anthony J. Bruno
                              1606-27th Street, North
                              Birmingham, Alabama

                              Sam Bruno
                              1000-53rd Street, South

                              Birmingham, Alabama
                    8. The Board of Directors of the Corporation, acting by majority vote, may alter, amend or repeal the By-Laws of the Corporation.

                    9. Every person who is or was a director or an officer of the Corporation shall be indemnified by the Corporation to the fullest extent allowed by law, including the indemnification permitted by Section 10-2B-8.58 of the Alabama Business Corporation Act, against all liabilities and expenses imposed upon or incurred by that person in connection with any proceeding in which that person may be made, or threatened to be made, a party, or in which that person may become involved by reason of that person being or having been a director or an officer of or of serving or having served in any capacity with any other enterprise at the request of the Corporation, whether or not that person is a director or an officer or continues to serve the other enterprise at the time the liabilities or expenses are imposed or incurred. During the pendency of any such proceeding, the Corporation shall, to the fullest extent permitted by law, promptly advance expenses that are incurred, from time to time, by a director or an officer in connection with the proceeding, subject to the receipt by the Corporation of a written affirmation and a written undertaking as required by law.

                    10. A director of the Corporation shall not be liable to the Corporation or its shareholders for money damages for any action taken, or failure to take action, as a director, except for (i) the amount of a financial benefit received by such director to which such director is not entitled; (ii) an intentional infliction of harm by such director on the Corporation or its shareholders; (iii) a violation of Section 10-2B-8.33 of the Alabama Business Corporation Act or any successor provision to such section; (iv) an intentional violation by such director of criminal law; or (v) a breach of such director's duty of loyalty to the Corporation or its shareholders. If the Alabama Business Corporation Act, or any successor statute thereto, is hereafter amended to authorize the further elimination or limitation of the liability of a director of a corporation, then the liability of a director of the Corporation, in addition to the limitations on liability provided herein, shall be limited to the fullest extent permitted by the Alabama Business Corporation Act, as amended, or any successor statute thereto. Any repeal or modification of this provision by the shareholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the liability of a director of the Corporation existing at the time of such repeal or modification.

                    11. No shareholder shall have a preemptive right to purchase shares of any class of capital stock of the Corporation, including treasury shares.

                    THIRD: The foregoing Amended and Restated Articles of Incorporation were adopted by the shareholders of the corporation on ____________, 1995, in the manner prescribed by the Alabama Business Corporation Act.

                    FOURTH: The Common Stock of the corporation, par value $.01 per share, was the only voting group entitled to vote on such Amended and Restated Articles of Incorporation. As of the record date for the meeting of shareholders at which said amendment was adopted, there were ___________ shares of such Common Stock outstanding, and the holders of such shares were entitled to cast one vote per share, or an aggregate of _________ votes. There were _____ votes entitled to be cast by the holders of the Common Stock of the corporation indisputably represented at the meeting.

                    FIFTH: The total number of votes cast for the adoption of such Amended and Restated Articles of Incorporation by the holders of the Common Stock of the corporation was ___________, and the total number of votes cast against the adoption of such Amended and Restated Articles of Incorporation by the holders of the Common Stock of the corporation was _________, and the number of votes cast for the adoption of said Amended and Restated Articles of Incorporation was sufficient for approval of the Amended and Restated Articles of Incorporation by the holders of the Common Stock of the corporation.


                    Dated this ______ day of ___________ , 1995.

                                   BRUNO'S, INC.


                                   By ________________________________
                                      (Name of Officer Executing Document)

                                   Its _______________________________

          This instrument prepared by:

          Simpson Thacher & Bartlett
          425 Lexington Avenue
          New York, New York 10017-3954

                                                                  EXHIBIT B



                           Form of Company Affiliate Letter


          Gentlemen:

                    The undersigned, a holder of shares of Common Stock,

          par value $.01 per share ("Company Stock"), of Bruno's, Inc., an

          Alabama corporation (the "Company"), is entitled to retain in connection with the merger (the "Merger") of the Company with

          Crimson Acquisition Inc., an Alabama corporation, securities (the

          "Securities") of the Company.  The undersigned acknowledges that the undersigned may be deemed an "affiliate" of the Company within the meaning of Rule 145 ("Rule 145") promulgated under the

          Securities Act of 1933 (the "Act"), although nothing contained herein should be construed as an admission of such fact.

                    If in fact the undersigned were an affiliate under the

          Act, the undersigned's ability to sell, assign or transfer the

          Securities retained by the undersigned pursuant to the Merger may be restricted unless such transaction is registered under the Act or an exemption from such registration is available.  The

          undersigned understands that such exemptions are limited and the undersigned has obtained advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Act.

                    The undersigned hereby represents to and covenants with

          the Company that the undersigned will not sell, assign or

          transfer any of the Securities retained by the undersigned pursuant to the Merger except (i) pursuant to an effective registration statement under the Act, (ii) in conformity with the volume and other limitations of Rule 145 or (iii) in a

          transaction which, in the opinion of independent counsel

          reasonably satisfactory to the Company or as described in a

          "no-action" or interpretive letter from the Staff of the

          Securities and Exchange Commission (the "SEC"), is not required to be registered under the Act.

                    In the event of a sale or other disposition by the

          undersigned of Securities pursuant to Rule 145, the undersigned will supply the Company with evidence of compliance with such

          Rule, in the form of a letter in the form of Annex I hereto.  The undersigned understands that the Company may instruct its

          transfer agent to withhold the transfer of any Securities

          disposed of by the undersigned, but that upon receipt of such evidence of compliance the transfer agent shall effectuate the transfer of the Securities sold as indicated in the letter.

                    The undersigned acknowledges and agrees that

          appropriate legends will be placed on certificates representing

          Securities retained by the undersigned in the Merger or held by a transferee thereof, which legends will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to the Company from independent counsel reasonably satisfactory to the Company to the effect that such legends are no longer required for purposes of the Act.

                    The undersigned acknowledges that (i) the undersigned

          has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Securities and (ii) the receipt by Newco of this letter is an inducement and a condition to

          Newco's obligations to consummate the Merger.

                                        Very truly yours,



          Dated:

                                                                    ANNEX I
                                                               TO EXHIBIT B








          [Name]                                                     [Date]







                    On __________________ the undersigned sold the

          securities ("Securities") of the Company (the "Company")

          described below in the space provided for that purpose (the

          "Securities").  The Securities were retained by the undersigned in connection with the merger of Crimson Acquisition Corp. with and into Bruno's, Inc.

                    Based upon the most recent report or statement filed by

          the Company with the Securities and Exchange Commission, the

          Securities sold by the undersigned were within the prescribed limitations set forth in paragraph (e) of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act").

                    The undersigned hereby represents that the Securities

          were sold in "brokers' transactions" within the meaning of

          Section 4(4) of the Act or in transactions directly with a

          "market maker" as that term is defined in Section 3(a)(38) of the

          Securities Exchange Act of 1934, as amended.  The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the Securities,

          and that the undersigned has not made any payment in connection

                                         -1-









          with the offer or sale of the Securities to any person other than to the broker who executed the order in respect of such sale.

                                        Very truly yours,







                 [Space to be provided for description of securities]














































                                         -2-